                                                                   Exhibit 10.17


                                                                  Execution Copy


                             DIEBOLD, INCORPORATED,

                           THE SUBSIDIARY BORROWERS,

                         ------------------------------



                                 LOAN AGREEMENT

                          dated as of December 1, 1999

                         ------------------------------



                          BANK ONE, MICHIGAN, as Agent

                                      and

                            THE LENDERS PARTY HERETO

                         ------------------------------





                        BANC ONE CAPITAL MARKETS, INC.,
                                  as Arranger

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS ........................................................
         1.1.     Defined Terms ................................................

ARTICLE II- THE CREDITS ........................................................
         2.1.     The Commitments ..............................................
         2.2.     Repayment of Loans; Evidence of Debt .........................
         2.3.     Procedures for Borrowing .....................................
         2.4.     Termination or Reduction of Revolving Credit Commitments .....
         2.5.     Facility and Agent Fees ......................................
         2.6.     Optional and Mandatory Principal Payments on All Loans
         2.7.     Conversion and Continuation of Outstanding Advances ..........
         2.8.     Interest Rates, Interest Payment Dates;
                  Interest and Fee Basis .......................................
         2.9.     Rates Applicable After Default ...............................
         2.10.    Pro Rata Payment, Method of Payment ..........................
         2.11.    Telephonic Notices ...........................................
         2.12.    Notification of Advances, Interest Rates, Prepayments and
                  Commitment Reductions ........................................
         2.13.    Lending Installations ........................................
         2.14.    Non-Receipt of Funds by the Agent ............................
         2.15.    Facility Letters of Credit ...................................
         2.16.    Swing Loans ..................................................
         2.17.    Application of Payments with Respect to Defaulting Lenders ...
         2.18     Guarantees ...................................................

ARTICLE III - CHANGE IN CIRCUMSTANCES, TAXES ...................................
         3.1.     Yield Protection .............................................
         3.2.     Changes in Capital Adequacy Regulations ......................
         3.3.     Availability of Types of Advances ............................
         3.4.     Funding Indemnification ......................................
         3.5.     Lender Statements; Survival of Indemnity .....................
         3.6.     Taxes ........................................................
         3.7.     Substitution of Lender .......................................

ARTICLE IV - CONDITIONS PRECEDENT ..............................................
         4.1.     Closing Conditions ...........................................
         4.2.     Each Advance .................................................

ARTICLE V - REPRESENTATIONS AND WARRANTIES .....................................
         5.1.     Corporate Existence and Standing .............................
         5.2.     Authorization and Validity ...................................
         5.3.     No Conflict; Government Consent ..............................
         5.4.     Financial Statements .........................................
         5.5.     Material Adverse Change ......................................
         5.6.     Taxes ........................................................
         5.7.     Litigation and Contingent Obligations ........................

         5.8.     Subsidiaries .................................................
         5.9.     ERISA ........................................................
         5.10.    Accuracy of Information ......................................
         5.11.    Regulations T, U and X .......................................
         5.12.    Material Agreements ..........................................
         5.13.    Compliance With Laws .........................................
         5.14.    Plan Assets; Prohibited Transactions .........................
         5.15.    Environmental Matters ........................................
         5.16.    Investment Company Act .......................................
         5.17.    Public Utility Holding Company Act ...........................
         5.18.    Subsidiary Borrowers .........................................
         5.19.    Insurance ....................................................
         5.20.    Ownership of Properties ......................................
         5.21     Labor Controversies ..........................................
         5.22     Burdensome Obligations .......................................
         5.23     Year 2000 ....................................................


ARTICLE VI- COVENANTS ..........................................................
         6.1.     Financial Reporting ..........................................
         6.2.     Use of Proceeds ..............................................
         6.3.     Notice of Default ............................................
         6.4.     Properties; Conduct of Business ..............................
         6.5.     Taxes ........................................................
         6.6.     Insurance ....................................................
         6.7.     Compliance with Laws .........................................
         6.8.     Inspection ...................................................
         6.9.     Merger .......................................................
         6.10.    Sale of Assets ...............................................
         6.11.    Investments ..................................................
         6.12.    Liens ........................................................
         6.13.    Year 2000 ....................................................
         6.14.    Affiliates ...................................................
         6.15.    Indebtedness .................................................
         6.16.    Limitation on Restrictions On Subsidiary Distributions .......
         6.17.    Financial Contracts ..........................................
         6.18.    Total Debt to Capitalization Ratio ...........................
         6.19.    Interest Coverage Ratio ......................................

ARTICLE VII- DEFAULTS ..........................................................

ARTICLE VIII- ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ...................
         8.1.     Acceleration .................................................
         8.2.     Amendments ...................................................
         8.3.     Preservation of Rights .......................................

ARTICLE IX - GUARANTEE .........................................................
         9.1.     Guarantee ....................................................
         9.2.     No Subrogation ...............................................
         9.3.     Amendments, etc. with respect to the Obligations;
                  Waiver of Rights .............................................

         9.4.     Guarantee Absolute and Unconditional .........................
         9.5.     Reinstatement ................................................
         9.6.     Payments .....................................................
ARTICLE X - GENERAL PROVISIONS .................................................
         10.1.    Survival of Representations ..................................
         10.2.    Governmental Regulation ......................................
         10.3.    Taxes ........................................................
         10.4.    Headings .....................................................
         10.5.    Entire Agreement .............................................
         10.6.    Several Obligations; Benefits of this Agreement ..............
         10.7.    Expenses; Indemnification ....................................
         10.8.    Numbers of Documents .........................................
         10.9.    Accounting ...................................................
         10.10.   Severability of Provisions ...................................
         10.11.   Nonliability of Lenders ......................................
         10.12.   Confidentiality ..............................................
         10.13.   Nonreliance ..................................................

ARTICLE XI- THE AGENT; ETC. ....................................................
         11.1.    Appointment; Nature of Relationship ..........................
         11.2.    Powers .......................................................
         11.3.    General Immunity .............................................
         11.4.    No Responsibility for Loans, Recitals, etc. ..................
         11.5.    Action on Instructions of Lenders ............................
         11.6.    Employment of Agents and Counsel .............................
         11.7.    Reliance on Documents; Counsel ...............................
         11.8.    Agent's Reimbursement and Indemnification ....................
         11.9.    Notice of Default ............................................
         11.10.   Rights as a Lender ...........................................
         11.11.   Lender Credit Decision .......................................
         11.12.   Successor Agents .............................................
         11.13    Right to Indemnity ...........................................
         11.14    Delegation to Affiliates .....................................

ARTICLE XII- SETOFF; ADJUSTMENTS AMONG LENDERS .................................
         12.1.    Setoff .......................................................
         12.2.    Ratable Payments .............................................

ARTICLE XIII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ...............
         13.1.    Successors and Assigns .......................................
         13.2.    Participations ...............................................
                  13.2.1   Permitted Participants; Effect ......................
                  13.2.2.  Voting Rights .......................................
                  13.2.3.  Benefit of Setoff ...................................
         13.3.    Assignments ..................................................
                  13.3.1.  Permitted Assignments ...............................
                  13.3.2.  Effect; Effective Date ..............................
         13.4.    Dissemination of Information .................................
         13.5.    Tax Treatment ................................................

ARTICLE XIV - NOTICES ..........................................................
         14.1.    Notices ......................................................
         14.2.    Change of Address ............................................

ARTICLE XV - COUNTERPARTS ......................................................

ARTICLE XVI- CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER
             OF JURY TRIAL, JUDGMENT CURRENCY ..................................
         16.1.    Choice of Law ................................................
         16.2.    Waiver of Jury Trial .........................................
         16.3.    Submission to Jurisdiction; Waivers ..........................
         16.4.    Acknowledgments ..............................................
         16.5.    Power of Attorney ............................................
         16.6.    Judgment .....................................................

EXHIBITS
--------

EXHIBIT A - PRICING SCHEDULE

EXHIBIT B - DOMESTIC SUBSIDIARY BORROWER OPINION OF COUNSEL

EXHIBIT C - FOREIGN SUBSIDIARY BORROWER OPINION OF COUNSEL

EXHIBIT D - GUARANTY

EXHIBIT E - JOINDER AGREEMENT

EXHIBIT F-1 - REVOLVING CREDIT NOTE

EXHIBIT F-2 - TERM LOAN NOTE

EXHIBIT G - OPINION OF COUNSEL

EXHIBIT H - WRITTEN TRANSFER INSTRUCTIONS

EXHIBIT I - COMPLIANCE CERTIFICATE

EXHIBIT J - ASSIGNMENT AGREEMENT

SCHEDULES
---------

SCHEDULE 1.1(a) - COMMITMENTS

SCHEDULE 1.1(b) - SUBSIDIARY BORROWERS

SCHEDULE 5.7 - LITIGATION

SCHEDULE 5.8 - SUBSIDIARIES

SCHEDULE 6.12 - LIENS

         THIS LOAN AGREEMENT (this "Agreement"), dated as of December 1, 1999, among DIEBOLD, INCORPORATED, an Ohio corporation (the "COMPANY"), the SUBSIDIARY BORROWERS (as hereinafter defined) from time to time parties hereto (together with the Company, the "BORROWERS"), the lenders from time to time parties hereto (the "LENDERS"), and BANK ONE, MICHIGAN, a Michigan banking corporation, as Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFiNITIONS
                                  -----------

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Voting Stock of any Person.

         "ADVANCE" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans or Facility Letters of Credit of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period, and further, in the case of Eurodollar Loans, for the same Interest Period, made by the Lenders on the same Borrowing Date (or converted or continued by the Lenders on the same date of conversion or continuation).

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Voting Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGENT" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.

         "AGGREGATE COMMITMENTS" means the aggregate amount, stated in U.S. Dollars, of the Commitments of all Lenders.

         "AGGREGATE EURO REVOLVING CREDIT COMMITMENTS" means the aggregate amount, stated in Euro, of the Euro Revolving Credit Commitments of all of the Euro Revolving Credit Lenders.

         "AGGREGATE EURO REVOLVING CREDIT OUTSTANDINGS" means as at any date of determination with respect to any Euro Revolving Credit Lender, the sum of the aggregate unpaid principal amount of such Lender's Euro Revolving Credit Loans on such date and the amount of such Lender's Pro Rata Share of the Euro Facility Letter of Credit Obligations and Swing Loans to the Foreign Subsidiary Borrowers on such date, both stated in Euro based on the Euro Equivalent Amount.

         "AGGREGATE REVOLVING CREDIT COMMITMENTS" means, on any date of determination, the U.S. Dollar Equivalent on such date of the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders.

         "AGGREGATE EURO TERM LOAN COMMITMENTS" means the aggregate amount, stated in Euros, of Euro Term Loan Commitments of all the Euro Term Loan Lenders, as reduced from time to time pursuant to principal payments on the Euro Term Loans.

         "AGGREGATE EURO TERM LOAN OUTSTANDINGS" means as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount, stated in Euros based on the Euro Equivalent Amount, of such Lender's portion of the Euro Term Loans on such date.

         "AGGREGATE REVOLVING CREDIT OUTSTANDINGS" means as at any date of determination with respect to any Revolving Credit Lender, the sum of the U. S. Dollar Equivalent on such date of the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and the U. S. Dollar Equivalent on such date of the amount of such Lender's Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans on such date.

         "AGGREGATE TERM LOAN COMMITMENTS" means the aggregate amount, stated in U.S. Dollars, of Term Loan Commitments of all the Term Loan Lenders, as reduced from time to time pursuant to principal payments on the Term Loans.

         "AGGREGATE TERM LOAN OUTSTANDINGS" means as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount, stated in U.S. Dollars, of such Lender's portion of the Term Loans on such date.

         "AGGREGATE TOTAL OUTSTANDINGS" means as at any date of determination with respect to any Lender, the U.S. Dollar Equivalent of an amount equal to (a) the Aggregate Revolving Credit Outstandings of such Lender on such date or (b) the Aggregate Term Loan Outstandings of such Lender on such date, as the case may be.

         "AGGREGATE U.S. REVOLVING CREDIT COMMITMENTS" means the aggregate amount in U.S. Dollars of the U.S. Revolving Credit Commitments of all of the Revolving Credit Lenders.

         "AGGREGATE U.S. REVOLVING CREDIT OUTSTANDINGS" means as at any date of determination with respect to any Revolving Credit Lender, the sum of the aggregate unpaid principal amount of such Lender's U.S. Revolving Credit Loans on such date and the amount of such Lender's Pro Rata Share of the U.S. Facility Letter of Credit Obligations and Swing Loans to the Company on such date, both stated in U.S. Dollars.

         "AGGREGATE U.S. TERM LOAN COMMITMENTS" means the aggregate amount, stated in U.S. Dollars, of U.S. Term Loan Commitments of all the U.S. Term Loan Lenders, as reduced from time to time pursuant to principal payments on the U.S. Term Loans.

         "AGGREGATE U.S. TERM LOAN OUTSTANDINGS" means as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount, stated in U.S. Dollars, of such Lender's portion of the U.S. Term Loans on such date.

         "AGREED CURRENCIES" means (i) Dollars, (ii) so long as it remains an Eligible Currency, the Euro, and (iii) any other Eligible Currency which the Borrowers request the Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Euro Lenders and the Agent.

         "AGREEMENT" means this loan agreement, as it may be amended or modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect on the Effective Date in the United States, applied in a manner consistent with the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending December 31, 1998; PROVIDED, HOWEVER, that, if generally accepted accounting principles in the United States of America shall require the Company to adopt other principles, then the financial statements required to be delivered hereunder may be prepared on the basis of such other principles but when delivered shall also be accompanied by a reconciliation, reasonably satisfactory in scope and detail to the Agent, to permit the review of such financial statements as if they were prepared in accordance with Agreement Accounting Principles.

         "AGREEMENT CURRENCY" is defined in Section 16.6.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day or (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "APPLICABLE MARGIN" means the amounts set forth in the Pricing Schedule on Exhibit A hereto.

         "ARRANGER" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSIGNMENT" is defined in Section 13.3.1.

         "AUTHORIZED OFFICER" means, with respect to any Borrower, any of the president, the chief executive officer, any Designated Financial Officer or the secretary of the Company or any other Person designated by any of the foregoing in writing to the Agent from time to time to act on behalf of any Borrower (or, if so designated, a specific Borrower) which designation has not been rescinded in writing, in each case acting singly.

         "AVAILABLE FOREIGN CURRENCIES" means the Agreed Currencies other than Dollars.

         "BANK ONE" means Bank One, Michigan, a Michigan banking corporation.

         "BORROWERS" is defined in the preamble hereto.

         "BORROWING DATE" means any Business Day specified in a notice pursuant to Section 2.3, 2.7, 2.15 or 2.16 as a date on which a Borrower requests the Lenders to make Loans hereunder or, with respect to the issuance of any Facility Letter of Credit, the date the applicable Issuer issues such Facility Letter of Credit.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in

Detroit, Chicago, London and New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the Euro is open for business), and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago, London and New York for the conduct of substantially all of their commercial lending activities.

         "CAPITAL STOCK" means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or
(y) any bank whose short-term commercial paper rating from S&P is at least investment grade or the equivalent thereof (any such bank, an "Approved Lender"), (iii) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least investment grade or the equivalent thereof,
(iv) investment grade bonds and preferred stock of investment grade companies, including but not limited to municipal bonds, corporate bonds, treasury bonds, etc., (v) foreign Investments denominated in an Eligible Currency that are of similar type of, and that have a rating comparable to, any of the Investments referred to in the preceding clauses (i) through (iv) above, (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above and (vii) other securities and financial instruments which offer a security comparable to those listed above.

         "CHANGE OF CONTROL" means (i) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (ii) any Person including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Voting Stock of Company and, as a result of such purchase or acquisition, any such Person (together with its Affiliates), shall directly or indirectly beneficially own in the aggregate Voting Stock representing more than 30% of the combined voting power of Company's Voting Stock.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, for each Lender, such Lender's U.S. Revolving Credit Commitment, Euro Revolving Credit Commitment, U.S. Term Loan Commitment and Euro Term Loan Commitment, and "Commitments" means the aggregate of all of the Lenders' Commitments.

         "COMPANY" is defined in the preamble hereto.

         "COMPLIANCE CERTIFICATE" is defined in Section 6.1(iii).

         "CONDEMNATION" is defined in Section 7.8.

         "CONFIDENTIAL INFORMATION" is defined in Section 10.11.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guaranties, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount or if there is no fixed or determinable amount, either (x) if a maximum amount is guaranteed, the maximum amount or (y) if there is no maximum amount the amount of the obligation that is so guarantied or supported.

         "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company, together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Sections 414(b) or (c) of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.7.1.

         "DEFAULT" means an event described in Article VII.

         "DEFAULTING LENDER" means any Lender that (a) on any Borrowing Date fails to make available to the Agent such Lender's Loans required to be made to a Borrower on such Borrowing Date or (b) shall not have made a payment to the Issuer pursuant to Section 2.15.5 or the Agent pursuant to Section 2.16. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and/or to an Issuer such payments requested by an Issuer together with all other amounts required to be paid to the Agent and/or the Issuers pursuant to this Agreement.

         "DESIGNATED FINANCIAL OFFICER" means, with respect to any Borrower, its chief financial officer, director of treasury services, treasurer, assistant treasurer, or similar position.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

         "DOLLARS", "U.S. DOLLARS" and "$" means dollars in lawful currency of the United States of America.

         "DOLLAR EQUIVALENT AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is in Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on such date or as most recently determined by the Agent.

         "DOMESTIC SUBSIDIARY" means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

         "DOMESTIC SUBSIDIARY BORROWER" means each Domestic Subsidiary listed as a Domestic Subsidiary Borrower in Schedule 1.1(b) as amended from time to time in accordance with Section 8.2.2.

         "DOMESTIC SUBSIDIARY OPINION" means with respect to any Domestic Subsidiary Borrower, a legal opinion of counsel to such Domestic Subsidiary Borrower addressed to the Agent and the Lenders concluding that such Domestic Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit B, with such assumptions, qualifications and deviations therefrom as the Agent shall approve.

         "EBIT" means, for any period, the sum of (a) the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with Agreement Accounting Principles, PLUS (b)to the extent deducted in determining such net income, income taxes, and Interest Expense, and any extraordinary and non-recurring losses and non-cash charges and related tax effects in accordance with Agreement Accounting Principles, MINUS (c) to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (other than a Wholly Owned Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (iii) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (iv) any other extraordinary or non-recurring gains or other income not from the continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles and (v) the income of any Subsidiary of the Company (other than Subsidiaries which are not material in the aggregate as agreed upon between the Company and the Agent) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "EFFECTIVE DATE" means the date on which the conditions precedent set forth in Sections 4.1 and 4.2 are satisfied.

         "ELIGIBLE CURRENCY" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which a Dollar Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, a Dollar Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article II.

         "ENVIRONMENTAL LAWS" means, with respect to the Company or any of its Subsidiaries, any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) effect of the environment on human health, (c) emissions, discharges or releases of Hazardous Substances into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof, in each case, applicable to the Company's or any of its Subsidiary's operations or Property.

         "EQUIVALENT AMOUNT" of any currency with respect to any amount of any other currency at any date means the equivalent in such currency of such amount of such other currency, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURO" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "EURO EQUIVALENT AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is in Euros or (ii) the Equivalent Amount of Euros if such currency is any currency other than Euros, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on such date or as most recently determined in good faith by the Agent.

         "EURO FACILITY LETTER OF CREDIT" means any Letter of Credit for the account of a Foreign Subsidiary Borrower.

         "EURO FACILITY LETTER OF CREDIT OBLIGATIONS" means Facility Letter of Credit Obligations with respect to Euro Facility Letters of Credit.

         "EURO LENDER" means any Euro Revolving Credit Lender or Euro Term Loan Lender.

         "EURO LOAN" means any Euro Revolving Credit Loan or Euro Term Loan.

         "EURO REVOLVING CREDIT COMMITMENT" means, as to any Lender at any time, its obligation to make Revolving Credit Loans to the Foreign Subsidiary Borrowers under Section 2.1.2 in an aggregate Euro Equivalent Amount not to exceed at any time outstanding the Euro amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading "Euro Revolving Credit Commitment" or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Section 2.4, 13.3 and the other applicable provisions hereof.

         "EURO REVOLVING CREDIT LENDER" means any Lender which has a Euro Revolving Credit Commitment.

         "EURO REVOLVING CREDIT LOANS" means Revolving Credit Loans made to the Foreign Subsidiary Borrowers under Section 2.1.2.

         "EURO TERM LOAN" means, with respect to a Lender, such Lender's portion of the term loan made in Available Foreign Currencies pursuant to Section 2.1.4.

         "EURO TERM LOAN COMMITMENT" means as to any Lender at any time, its obligation to make the Euro Term Loan to the Company in an aggregate Euro Equivalent Amount not to exceed at any time outstanding the aggregate outstanding principal amount of its respective Euro Revolving Credit Loans of such Lender outstanding on the Facility Termination Date or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Section 13.3 and the other applicable provisions hereof.

         "EURO TERM LOAN LENDERS" means those Lenders which have a Euro Term Loan Commitment or, if such Commitments have been terminated, have an outstanding Euro Term Loan.

         "EUROCURRENCY ADVANCE" means a Multicurrency Advance which bears interest at the Eurocurrency Rate.

         "EUROCURRENCY LOAN" means a Multicurrency Loan which bears interest at the Eurocurrency Rate.

         "EUROCURRENCY RATE" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (a) the Eurocurrency Reference Rate applicable to such Interest Period, plus (b) the amount of all reserves, costs or similar requirements relating to the funding of the relevant Available Foreign Currency, as determined by the Agent, plus (c) the Applicable Margin.

         "EUROCURRENCY REFERENCE RATE" means, with respect to each Interest Period for a Multicurrency Loan:

         (a) the rate per annum quoted at or about 11:00 a.m. (London time) on the Quotation Date for such period on that page of the Bloombergs' or Reuters' Screen, as determined by the Agent, which displays British Bankers Association Interest Settlement Rates for deposits in the relevant Available Foreign Currency for such period or, if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for such currency as the Agent, in its discretion, shall select.

         (b) If no such rate is displayed for the relevant currency and the relevant period and there is no Available Foreign Currency alternative service on which two or more such quotations for the Available Foreign Currency are displayed, "Eurocurrency Reference Rate" will be the rate at which deposits in the Available Foreign Currency of that amount are offered by the Agent for that period to prime banks in the London inter bank market at or about 11:00 a.m. (London time) on the Quotation Date for such period.

         "EURODOLLAR ADVANCE" means an Advance which bears interest at a Eurodollar Rate.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which the Agent offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "EURODOLLAR LOAN" means a Loan which bears interest at a Eurodollar
Rate.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EXCHANGE RATE" means with respect to any non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Bloomberg currency page at or about 11:00 a.m., Detroit time. In the event that such rate does not appear on any Bloomberg currency page, the "Exchange Rate" with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery three Business Days later; PROVIDED, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

         "FACILITY LETTER OF CREDIT" means a Letter of Credit issued by an Issuer pursuant to Section 2.15.

         "FACILITY LETTER OF CREDIT OBLIGATIONS" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of a Borrower with respect to the Facility Letters of Credit, including the sum of
(a) Reimbursement Obligations and, without duplication, (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

         "FACILITY TERMINATION DATE" means the earlier to occur of (a) November 29, 2000 or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Article VIII.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion or, when used in connection with any Advance denominated in any Eligible Currency, "Federal Funds Effective Rate" means the correlative rate of interest with respect to such Eligible Currency as determined by the Agent in its sole discretion for such day.

         "FINANCIAL CONTRACT" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

         "FIXED RATE" means the Eurodollar Rate or the Eurocurrency Rate.

         "FIXED RATE ADVANCE" means an Advance which bears interest at a Fixed Rate.

         "FIXED RATE LOAN" means a Loan which bears interest at a Fixed Rate.

         "FLOATING RATE" means, for any day, a rate per annum (based on a year of 365 or 366 days as appropriate) equal to the sum of (a) the Applicable Margin plus (b) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

         "FOREIGN SUBSIDIARY" means each Subsidiary organized under the laws of a jurisdiction outside of the United States.

         "FOREIGN SUBSIDIARY BORROWER" means each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule 1.1(b) as amended from time to time in accordance with Section 8.2.2.

         "FOREIGN SUBSIDIARY OPINION" means with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Agent and the Lenders concluding that such Foreign Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit C, with such assumptions, qualifications and deviations therefrom as the Agent shall approve.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means (a) with respect to the Obligations of the Subsidiary Borrowers, the Company, each present and future Domestic Subsidiary of the Company required to execute a Guaranty pursuant to Section 2.18 and, additionally with respect only to the Obligations of each Foreign Subsidiary Borrower, each parent corporation or other owner and Subsidiary of such Foreign Subsidiary Borrower (unless such parent corporation or other owner or Subsidiary Borrower is prohibited from doing so by law or a material adverse tax consequence would result therefrom) required to execute a Guaranty pursuant to
Section 2.18, and (b) with respect to the Company, each present and future Domestic Subsidiary of the Company required to execute a Guaranty pursuant to
Section 2.18 and any other Person executing a Guaranty at any time.

         "GUARANTY" means, with respect to the Company, the guarantee contained in Article IX and, with respect to any other Guarantor, each guaranty agreement in substantially the form of Exhibit D hereto or, in the case of Foreign Subsidiaries that are Guarantors, such other form agreed to by the Agent and the

Company duly executed and delivered by each such Guarantor to the Agent, including any amendment, modification, renewal or replacement of such guaranty agreement.

         "HAZARDOUS SUBSTANCES" means any material or substance: (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 USC Section 9601 et. seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products;
(3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act ("RCRA") (42 USC Section 6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls
(PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically Hazardous Substance under any Environmental Law.

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(a) obligations for borrowed money or similar obligations, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses and commercial Letters of Credit with respect to the foregoing, in each case arising in the ordinary course of such Person's business payable in accordance with customary practices), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (e) Capitalized Lease Obligations, (f) all obligations in respect of Letters of Credit (other than commercial Letters of Credit referenced in clause
(b) above), whether drawn or undrawn, contingent or otherwise, (g) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (h) Off-Balance Sheet Liabilities, and (i) Contingent Obligations with respect to any of the foregoing.

         "INTEREST COVERAGE RATIO" means, as of the end of any fiscal quarter, the ratio of (a) EBIT to (b) Interest Expense, in each case calculated for the four consecutive fiscal quarters then ending, on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.

         "INTEREST EXPENSE" means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period, net of any cash interest income received by the Company and its Subsidiaries during such period from Investments. As used in this definition, the term "interest" shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with Agreement Accounting Principles), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.

         "INTEREST PERIOD" means with respect to any Fixed Rate Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Fixed Rate Loan and ending one, two, three, or six months thereafter, or such other period as agreed upon by the Lenders making such Fixed Rate Loan, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Fixed Rate Loan and ending one, two, three or six months thereafter, or such other period as agreed upon by the Lenders, as selected by the relevant Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Fixed Rate
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period applicable to a Fixed Rate
                  Loan that would otherwise extend beyond, with respect to any Term Loan, the Maturity Date, or, with respect to any other Loan, the Facility Termination Date, shall end on the Maturity Date or the Facility Termination Date, as the case may be; and

                           (iii) any Interest Period pertaining to a Fixed Rate
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).

         "ISSUERS" or "ISSUER" means (i) Bank One, and (ii) any Lending Installation of Bank One as Bank One may determine to be the issuer for any Facility Letter of Credit.

         "JOINDER AGREEMENT" means the Joinder Agreement to be entered into by each Subsidiary Borrower subsequent to the date hereof pursuant to Section 8.2.2, substantially in the form of Exhibit E hereto.

         "JUDGMENT CURRENCY" is defined in Section 16.6.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement or otherwise party hereto as a Lender from time to time, and their respective successors and, to the extent permitted by Section 13.3, assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or Affiliate of such Lender or the Agent, as the case may be.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LETTER OF CREDIT COLLATERAL ACCOUNT" is defined in Section 2.15.7.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, fixed or floating charge, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means, with respect to a Lender, such Lender's Revolving Credit Loans and portion of the Term Loans, and, with respect to the Agent, Swing Loans.

         "LOAN DOCUMENTS" means this Agreement, the Notes, any Rate Hedging Agreements with any Lenders or their Affiliates and the other agreements, certificates and other documents contemplated hereby or executed or delivered pursuant hereto by any Borrower or any Guarantor at any time with or in favor of the Agent or any Lender.

         "LONDON BANKING DAY" means any day on which banks in London are open for substantially all of their banking business, including dealings in foreign currency and exchange.

         "MARGIN STOCK" means "margin stock" as defined in Regulations U or X or "marginable OTC stock" or "foreign margin stock" within the meaning of Regulation T.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Borrowers and Guarantors, taken as a whole, to pay the Obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "MATURITY DATE" means the earlier to occur of (a) November 29, 2002 or
(b) the date on which the maturity of the Term Loans are accelerated pursuant to
Article VIII.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTICURRENCY ADVANCE" means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Multicurrency Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type, in the same Available Foreign Currency and for the same Interest Period.

         "MULTICURRENCY LOANS" means, Euro Loans and any Swing Loans made to the Foreign Subsidiary Borrowers.

         "MULTIEMPLOYER PLAN" means a plan defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute.

         "NET WORTH" means, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and its Subsidiaries on a consolidated basis, all as determined in accordance with Agreement Accounting Principles.

         "NON-CONFIDENTIAL INFORMATION" is defined in Section 10.11.

         "NON-EXCLUDED TAXES" is defined in Section 3.6.1.

         "NOTES" means the collective reference to the Revolving Credit Notes and the Term Notes.

         "NOTICE OF ASSIGNMENT" is defined in Section 13.3.2.

         "OBLIGATIONS" means collectively, the unpaid principal of and interest on the Loans, all obligations and liabilities pursuant to the Facility Letters of Credit, all Rate Hedging Obligations and all other obligations and liabilities of each Borrower and each Guarantor to the Agent or the Lenders (including Affiliates of such Lenders in the case of Rate Hedging obligations) under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any Guarantor, as the case may be, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by any Borrower or any Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "OBLIGOR" means any Person which is obligated to make payments for the provision of goods and services pursuant to a Contract.

         "OFF-BALANCE SHEET LIABILITY of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.

         "PARTICIPANTS" is defined in Section 13.2.1.

         "PAYMENT DATE" means the last Business Day of each March, June, September and December occurring after the Effective Date, commencing December 31, 1999.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERSON" means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, company or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has any obligation to contribute to on or after the Effective Date.

         "PRIME RATE" means the per annum rate announced or established by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers) or the corporate base rate of interest announced or established by any Affiliate of the Agent or, when used in connection with any Advance denominated in any Eligible Currency, "Prime Rate" means the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Agent, which Prime Rate shall change simultaneously with any change in such announced or established rates.

         "PRO RATA SHARE" means, for each Lender, the ratio of such Lender's Commitment (calculated using the U.S. Dollar Equivalent thereof) to the Aggregate Commitment (calculated using the U.S. Dollar Equivalent thereof), PROVIDED that (a) with respect to U.S. Revolving Credit Loans, U.S. Facility Letters of Credit, Swing Loans made to the Company and facility fees with respect to the U.S. Revolving Credit Commitment, Pro Rata Share means, for each Lender, the ratio such Lender's U.S. Revolving Credit Commitment bears to the Aggregate U.S. Revolving Credit Commitments, (b) with respect to Euro Revolving Credit Loans, Euro Facility Letters of Credit, Swing Loans made to the Foreign Subsidiary Borrowers and facility fees with respect to the Euro Revolving Credit Commitment, Pro Rata Share means, for each Lender, the ratio such Lender's Euro Revolving Credit Commitment bears to the Aggregate Euro Revolving Credit Commitments, (c) with respect to the U.S. Term Loan, Pro Rata Share means, for each Lender, the ratio such Lender's U.S. Term Loan Commitment bears to the Aggregate U.S. Term Loan Commitment, and (d) with respect to the Euro Term Loan, Pro Rata Share means, for each Lender, the ratio such Lender's Euro Term Loan Commitment bears to the Aggregate Euro Term Loan Commitment. If at any time the Commitments have been terminated, the amount of any Commitment for the purposes of this definition of "Pro Rata Share" only shall be deemed equal to the amount of such Commitment immediately prior to its termination.

         "PROPERTY" of a Person means any and all property, whether real, personal, movable, immovable, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PURCHASERS" is defined in Section 13.3.1.

         "QUOTATION DATE" in relation to any period for which a Eurocurrency Reference Rate is to be determined hereunder, means the date on which quotations would ordinarily be given by prime Lenders in the London inter-bank market for deposits in the Available Foreign Currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

         "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of the obligations of the Borrowers to the Lenders and the Issuers in respect of all unreimbursed payments or disbursements made by the Issuers and the Lenders under or in respect of the Facility Letters of Credit.

         "RELEASE" means any release, spill, leak, discharge or leaching of any Hazardous Substances into the environment in violation of any Environmental Law.

         "REMEDIAL ACTION" means an action to address a Release or other violation of Environmental Laws required by any Environmental Law.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with Section 4043(a) of ERISA or of the minimum funding standard under Section 412(d) of the Code.

         "REQUIRED EURO REVOLVING CREDIT LENDERS" means (a) at any time prior to the termination of the Euro Revolving Credit Commitments, Euro Revolving Credit Lenders holding not less than 51% of the aggregate Euro Revolving Credit Commitments of all Euro Revolving Credit Lenders and (b) at any time after the termination of the Euro Revolving Credit Commitments, Euro Revolving Credit Lenders whose aggregate Euro Revolving Credit Loans and Pro Rata Shares of Euro Facility Letters of Credit aggregate at least 51% date of the Aggregate Euro Revolving Credit Loans of all Euro Revolving Credit Lenders and all Euro Facility Letters of Credit.

         "REQUIRED LENDERS" means (a) at any time prior to the termination of the Commitments, Lenders holding not less than 51% of the U. S. Dollar Equivalent of the aggregate Commitments of all Lenders; and (b) at any time after the termination of the Commitments, Lenders whose Aggregate Total Outstandings aggregate at least 51% of the Aggregate Total Outstandings of all Lenders.

         "REQUIRED U.S. REVOLVING CREDIT LENDERS" means (a) at any time prior to the termination of the U.S. Revolving Credit Commitments, U.S. Revolving Credit Lenders holding not less than 51% of the aggregate U.S. Revolving Credit Commitments of all U.S. Revolving Credit Lenders and (b) at any time after the termination of the U.S. Revolving Credit Commitments, U.S. Revolving Credit Lenders whose aggregate U.S. Revolving Credit Loans and Pro Rata Shares of U.S. Facility Letters of Credit aggregate at least 51% date of the Aggregate U.S. Revolving Credit Loans of all U.S. Revolving Credit Lenders and all U.S. Facility Letters of Credit.

         "REQUIRED EURO TERM LOAN LENDERS" means Euro Term Loan Lenders holding not less than 51% of the aggregate amount of the Euro Term Loan made by all Euro Term Loan Lenders.

         "REQUIRED U.S. TERM LOAN LENDERS" means U.S. Term Loan Lenders holding not less than 51% of the aggregate amount of the U.S. Term Loan made by all U.S. Term Loan Lenders.

         "REQUIREMENT OF LAW" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "RESERVE REQUIREMENT" means, with respect to an Interest Period for Eurodollar Loans or Eurocurrency Loans, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), assessments or similar requirements under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D).

         "REVOLVING CREDIT ADVANCE" means a borrowing hereunder (or continuation or conversion thereof) consisting of the several Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type and in the case of Fixed Rate Advances, for the same Interest Period.

         "REVOLVING CREDIT COMMITMENTS" means the Euro Revolving Credit Commitments and the U.S. Revolving Credit Commitments.

         "REVOLVING CREDIT COMMITTED PERCENTAGE" means as to any Lender at any time, the percentage which the U.S. Dollar Equivalent of such Lender's Revolving Credit Commitments then constitutes of the aggregate U.S. Dollar Equivalent of the Revolving Credit Commitments of all Lenders (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the U.S. Dollar Equivalent of the Aggregate Revolving Credit Outstandings of such Lender at such time then constitutes of (b) the U.S. Dollar Equivalent of the Aggregate Revolving Credit Outstandings of all Revolving Credit Lenders at such time).

         "REVOLVING CREDIT LENDERS" means those Lenders which have a Revolving Credit Commitment or, if such Commitments shall have been terminated, have outstanding Revolving Credit Loans or Facility Letter of Credit Obligations.

         "REVOLVING CREDIT LOANS" means, with respect to a Lender, such Lender's revolving credit loans made pursuant to Section 2.1.

         "REVOLVING CREDIT NOTE" is defined in Section 2.2.3.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc.

         "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of property by any Person with the intent to lease or use such Property as lessee or in any other capacity.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SIGNIFICANT SUBSIDIARY" means each present or future subsidiary of the Company which would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X as currently in effect promulgated by the Securities and Exchange Commission.

         "SINGLE EMPLOYER PLAN" means a Plan which is maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Company.

         "SUBSIDIARY BORROWERS" means Foreign Subsidiary Borrowers and Domestic Subsidiary Borrowers.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 15% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, (b) is responsible for more than 15% of the consolidated net sales of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above, (c) represents more than 25% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the Effective Date or (d) is responsible for more than 25% of the consolidated net sales of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (c) above.

         "SWING LOANS" is defined in Section 2.16.

         "TANGIBLE NET WORTH" means, as of any date, the difference of (i) Net Worth, minus (ii) to the extent included in determining the amount under the foregoing clause (i), the net book value of goodwill, cost in excess of fair value of net assets acquired, patents, trademarks, tradenames and copyrights, treasury stock and all other assets which are deemed intangible assets under Agreement Accounting Principles.

         "TERM LOAN COMMITMENTS" means the Euro Term Loan Commitments and the U.S. Term Loan Commitments.

         "TERM LOANS" means, with respect to a Lender, such Lender's portion of the U.S. Term Loan and the Euro Term Loan.

         "TERM LOAN NOTE" is defined in Section 2.2.3.

         "TOTAL DEBT" as of any date, means all of the following for the Company and its Subsidiaries on a consolidated basis and without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect (other than accounts payable and/or accrued expenses and commercial Letters of Credit with respect to the foregoing, in each case arising in the ordinary course of such Person's business payable in accordance with customary practices); (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all reimbursement obligations under outstanding Letters of Credit (other than commercial Letters of Credit referenced in clause (i) above) in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid and are not included in clause (i) above; (iv) all Off Balance Sheet Liabilities; and (v) all guarantees and other Contingent Obligation relating to indebtedness or liabilities of the type described in the foregoing clauses (i), (ii) or (iii); provided that money borrowed by the Company against the cash value of life insurance policies owned by the Company shall not be considered part of Total Debt.

         "TOTAL DEBT TO CAPITALIZATION RATIO" means the ratio of Total Debt to the sum of(a) Total Debt plus (b) Net Worth, as calculated in accordance with Agreement Accounting Principles.

         "TRANSFEREE" is defined in Section 13.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurocurrency Advance or Eurodollar Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans in accordance with Section 4001(a)(18) of ERISA.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "U.S. DOLLAR EQUIVALENT" means, on any date with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent.

         "U.S. FACILITY LETTER OF CREDIT" means any Letter of Credit for the account of the Company.

         "U.S. FACILITY LETTER OF CREDIT OBLIGATIONS" means Facility Letter of Credit Obligations with respect to U.S. Facility Letters of Credit.

         "U.S. LENDER" means any U.S. Revolving Credit Lender or U.S. Term Loan Lender.

         "U.S. LOAN" means any U.S. Revolving Credit Loan or U.S. Term Loan.

         "U.S. REVOLVING CREDIT COMMITMENT" means, as to any Lender at any time, its obligation to make Revolving Credit Loans to the Company in Dollars in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading "U.S. Revolving Credit Commitment" or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Sections 2.4,
13.3 and the other applicable provisions hereof.

         "U.S. REVOLVING CREDIT LENDER" means any Lender which has a U.S. Revolving Credit Commitment.

         "U.S. REVOLVING CREDIT LOANS" means Revolving Credit Loans made to the Company pursuant to Section 2.1.1.

         "U.S. TERM LOAN" means, with respect to a Lender, such Lender's portion of the term loan made in U.S. Dollars pursuant to Section 2.1.3.

         "U.S. TERM LOAN COMMITMENT" means as to any Lender at any time, its obligation to make the U.S. Term Loan to the Company in an aggregate amount not to exceed at any time outstanding the aggregate outstanding principal amount of its respective U.S. Revolving Credit Loans of such Lender outstanding on the Facility Termination Date or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Section 13.3 and the other applicable provisions hereof.

         "U.S. TERM LOAN LENDER" means any Lender which has a U.S. Term Loan Commitment or, if such Commitments have been terminated, has an outstanding Term Loan.

         "VOTING STOCK" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar persons thereof.

         "WHOLLY OWNED SUBSIDIARY" of a Person means any other Person of which 100% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         "YEAR 2000 ISSUES" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability directly affects the business, operations and financial condition of the Borrower and its Subsidiaries.

         "YEAR 2000 PROGRAM" is defined in Section 5.23.

         1.2 RULES OF CONSTRUCTION. All terms defined in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "HEREIN", "HEREOF", and "HEREUNDER" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "SECTIONS" and "SUBSECTIONS" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Notwithstanding anything herein, in any financial statements of the Company or in Agreement Accounting Principles to the contrary, for purposes of calculating the Applicable Margin and of calculating and determining compliance with the financial covenants in Sections 6.17 and 6.18, including defined terms used therein, any Acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including the incurrence of all Indebtedness related thereto and any other related financial transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin were calculated on a pro forma basis acceptable to the Agent.


                                   ARTICLE II

                                  THE CREDITS
                                  -----------

         2.1   COMMITMENTS.

         2.1.1 From and including the Effective Date and prior to the Facility Termination Date, each U.S. Revolving Credit Lender severally agrees, on the terms and conditions set forth in this Agreement, to make U.S. Revolving Credit Loans to the Company and the Domestic Subsidiary Borrowers from time to time so long as after giving effect thereto and to any concurrent repayment of Loans the Aggregate U.S. Revolving Credit Outstandings of each U.S. Revolving Credit Lender are equal to or less than its U.S. Revolving Credit Commitment. Subject to the terms of this Agreement, the Company and the Domestic Subsidiary Borrowers may borrow, repay and reborrow U.S. Revolving Credit Loans at any time prior to the Facility Termination Date. The U.S. Revolving Credit Loans may be Floating Rate Loans or Eurodollar Loans, or a combination thereof selected in accordance with Sections 2.3 and 2.7. The U.S. Revolving Credit Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.1.2 From and including the Effective Date and prior to the Facility Termination Date, each Euro Revolving Credit Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Euro Revolving Credit Loans to the Company and the Foreign Subsidiary Borrowers from time to time so long as after giving effect thereto and to any concurrent repayment of Loans the Aggregate Euro Revolving Credit Outstandings of each Euro Revolving Credit Lender are equal to or less than its Euro Revolving Credit Commitment. Subject to the terms of this Agreement, the Company and the Foreign Subsidiary Borrowers may borrow, repay and reborrow Euro Revolving Credit Loans at any time prior to the Facility Termination Date. The Euro Revolving Credit Loans will be Eurocurrency Loans as selected in accordance with Sections 2.3 and 2.7. The Euro Revolving Credit Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.1.3 Each U.S. Term Loan Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single U.S. Term Loan to the Company and the Domestic Subsidiary Borrowers on the Facility Termination Date in an amount not to exceed, with respect to each U.S. Term Loan Lender, the aggregate outstanding principal amount of such Lender's U.S. Revolving Credit Loans outstanding on the Facility Termination Date. The U.S. Term Loan, or any portion thereof, may be Floating Rate Loans or Eurodollar Loans, or a combination thereof, with the selection in accordance with procedures acceptable to the Agent.

         2.1.4 Each Euro Term Loan Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single Euro Term Loan to the Foreign Subsidiary Borrowers on the Facility Termination Date in an amount not to exceed, with respect to each Euro Term Loan Lender, the aggregate outstanding principal amount of such Lender's Euro Revolving Credit Loans outstanding on the Facility Termination Date. The Euro Term Loan, or any portion thereof, will be Eurocurrency Loans.

         2.2   REPAYMENT OF LOANS; EVIDENCE OF DEBT.

         2.2.1 (a) The Company and each Domestic Subsidiary Borrower hereby unconditionally promise to pay to the Agent for the account of each U.S. Revolving Credit Lender in U.S. Dollars the then unpaid principal amount of each U.S. Revolving Credit Loan of such Lender made to the Company or such Domestic Subsidiary Borrower on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time under the terms of this Agreement. The Company and each Domestic Subsidiary Borrower hereby further agree to pay to the Agent for the account of each U.S. Revolving Credit Lender interest in U.S. Dollars on the unpaid principal amount of the U.S. Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.

               (b) The Company and each Foreign Subsidiary Borrower hereby unconditionally promise to pay to the Agent for the account of each Euro Revolving Credit Lender in the relevant Available Foreign Currency the then unpaid principal amount of each Euro Revolving Credit Loan of such Lender made to the Company or such Foreign Subsidiary Borrower on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time under the terms of this Agreement. The Company and each Foreign Subsidiary Borrower hereby further agree to pay to the Agent for the account of each Euro Revolving Credit Lender interest in the relevant Available Foreign Currency on the unpaid principal amount of the Euro Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.

               (c) The Company and each Domestic Subsidiary Borrower hereby unconditionally promise to pay to the Agent for the account of each U.S. Term Loan Lender in U.S. Dollars the entire outstanding principal amount of the U.S. Term Loan in eight (8) equal quarterly installments payable on the date three months after the Facility Termination Date and each successive three months thereafter to and including the Maturity Date, when the U.S. Term Loan should be due and payable in full.

               (d) The Company and each Foreign Subsidiary Borrower hereby unconditionally promise to pay to the Agent for the account of each Euro Term Loan Lender in the relevant Available Foreign Currencies the entire outstanding principal amount of the Euro Term Loan in eight (8) equal quarterly installments payable on the date three months after the Facility Termination Date and each successive three months thereafter to and including the Maturity Date, when the Euro Term Loan should be due and payable in full.

         2.2.2 The books and records of the Agent and of each Lender shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

         2.2.3 The Borrowers agree that, upon the request to the Agent by any Lender from time to time and the subsequent request to the Company by the Agent, the relevant Borrowers will execute and deliver to such Lender (a) promissory notes of each Borrower evidencing the Revolving Credit Loans of any such requesting Revolving Credit Lender, substantially in the form of Exhibit
F-1 with appropriate insertions as to date, currency and principal amount (each, a "REVOLVING CREDIT NOTE"), and (b) promissory notes of each Borrower evidencing the Term Loans of any such requesting Term Loan Lenders, substantially in the form of Exhibit F-2 with appropriate insertions as to date and principal amount (each, a "TERM LOAN NOTE"); PROVIDED, that the delivery of such Notes shall not be a condition precedent to the Effective Date or any Advance.

         2.3 PROCEDURES FOR BORROWING. (a) The Company and each Domestic Subsidiary Borrower may borrow under the U.S. Revolving Credit Commitments and each Foreign Subsidiary Borrower may borrow under the Euro Revolving Credit Commitments, in each case from time to time prior to the Facility Termination Date on any Business Day.

               (b) In the case of a borrowing under the U.S. Revolving Credit Commitments, the Company and each borrowing Domestic Subsidiary Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 a.m., Detroit time) (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date otherwise, specifying in each case (w) the amount to be borrowed, (x) the requested Borrowing Date, (y) whether the borrowing is to be of Eurodollar Loans, Floating Rate Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the U.S. Revolving Credit Commitments shall be in an amount equal to (A) in the case of Floating Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate available U.S. Revolving Credit Commitments are less than $5,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company or any such Domestic Subsidiary Borrower, as the case may be, the Agent shall promptly notify each Revolving Credit Lender thereof. Not later than noon, Detroit time on each requested Borrowing Date each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Agent at its Detroit office specified in Section 14.1 in U.S. Dollars and in immediately available funds. The Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Revolving Credit Lenders and in like funds as received by the Agent.

               (c) In the case of a borrowing under the Euro Revolving Credit Commitments, the Company and each Foreign Subsidiary Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 a.m., London time three Business Days prior to the requested Borrowing
Date) specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the Available Foreign Currency thereof and (iv) the length of the initial Interest Period therefor. Each borrowing by the Company or a Foreign Subsidiary Borrower under Section 2.1.2 or 2.1.4 shall be in an Available Foreign Currency. Each such borrowing by the Company or any Foreign Subsidiary Borrower shall be in an amount equal to an amount in the relevant Available Foreign Currency which is 5,000,000 units or a whole multiple of 1,000,000 units in excess thereof or such other amounts as may be agreed upon between the Company and the Agent. Upon receipt of any such notice from any such Borrower, the Agent shall promptly notify the relevant Revolving Credit Lenders with respect to such Borrowing. Not later than 1:00 p.m., local time of the Agent's funding office for such Borrower, on the requested Borrowing Date, each such Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the principal amount of such Revolving Loans requested to be made on such Borrowing Date available to the Agent at the Agent's funding office for such Borrower specified by the Agent from time to time by notice to such Revolving Credit Lenders and in immediately available or other same day funds customarily used for settlement in the relevant Available Foreign Currency. The amounts made available by each such Revolving Credit Lender will then be made-available to the relevant Borrower at the funding office for such Borrower and in like funds as received by the Agent.

               (d) The Company and each borrowing Domestic Subsidiary Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 a.m. Detroit time) at least 15 days prior to the Facility Termination Date if the Company and such Domestic Subsidiary Borrowers will be borrowing the U.S. Term Loan. The Company and each borrowing Foreign Subsidiary Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 a.m., London time) at least 15 days prior to the Facility Termination Date if the Company and such Foreign Subsidiary Borrowers will be borrowing the Euro Term Loan. The initial interest rate and Interest Period, if applicable, on the Term Loans will determined pursuant to procedures acceptable to the Agent and the Borrowers and consistent with this Agreement.

         2.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Company or any Foreign Subsidiary Borrower may permanently reduce the Euro Revolving Credit Commitments, in whole or in part, ratably among the Euro Revolving Credit Lenders in integral multiples of EUR5,000,000 and the Company or any Domestic Subsidiary Borrower may permanently reduce the U.S. Revolving Credit Commitments, in whole or in part, ratably among the U.S. Revolving Credit Lenders in integral multiples of $10,000,000, in each case upon at least three Business Days' irrevocable written notice to the Agent, and which notice shall specify the amount of any such reduction, PROVIDED, however, that the Aggregate Euro Revolving Credit Commitments may not be reduced below the Aggregate Euro Revolving Credit Outstandings of all Lenders and the Aggregate U.S. Revolving Credit Commitments may not be reduced below the Aggregate U.S. Revolving Credit Outstandings of all Lenders. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Revolving Credit Commitments.

         2.5 FACILITY AND AGENT FEES. (a) Each Borrower agrees to pay to the Agent for the account of each Lender a facility fee at the rate per annum set forth in the Pricing Schedule on Exhibit A attached hereto, on the average daily amount of each Revolving Credit Commitment of such Lender to such Borrower, whether used or unused, from and including the Effective Date to but excluding the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The facility fee payable in respect to each Revolving Credit Commitment shall be payable in the currency in which such Revolving Credit Commitment is denominated.

               (b) The Company agrees to pay to the Agent for its own account, such other fees as agreed to in writing between the Company and the Agent.

         2.6   OPTIONAL AND MANDATORY PRINCIPAL PAYMENTS ON ALL LOANS.

         2.6.1 Each Borrower may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

         2.6.2 Each Borrower may at any time and from time to time prepay, without premium or penalty (but together with payment of any amount payable pursuant to Section 3.4), its Eurodollar Loans and its Multicurrency Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Agent specifying the date and amount of prepayment. Partial payments of Eurodollar Loans shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount in the relevant Available Foreign Currency of 5,000,000 units or any integral multiple of 1,000,000 units in excess thereof, or such lesser principal amount as may equal the outstanding Multicurrency Loans or such lesser amount as may be agreed to by the Agent.

         2.6.3 (i) If the Aggregate Euro Revolving Credit Outstandings exceed the Aggregate Euro Revolving Credit Commitments at any time the Foreign Subsidiary Borrowers shall promptly prepay the Aggregate Euro Revolving Credit Outstandings in the amount of such excess and (ii) if the Aggregate U.S. Revolving Credit Outstandings exceed the Aggregate U.S. Revolving Credit Commitments at any time the Company shall promptly prepay the Aggregate U.S. Revolving Credit Outstandings in the amount of such excess.

         2.6.4 Each prepayment pursuant to this Section 2.6 and each conversion (other than a conversion of a Floating Rate Loan to a Fixed Rate Loan) pursuant to Section 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.

         2.6.5 Prepayments pursuant to this Section 2.6 shall be applied as follows: (a) in the case of prepayments made by the Company or a Domestic Subsidiary Borrower, first to prepay Floating Rate Loans and second to prepay Eurodollar Loans then outstanding in such order as the Company or such Borrower may direct and (b) in the case of prepayments made by a Borrower of Multicurrency Loans, to prepay Multicurrency Loans made to such Borrower in such order as the Company or such Borrower may direct, provided that all prepayments on any Loans to a Borrower shall be applied pro rata to the Loans owing by such Borrower.

         2.6.6 All amounts prepaid, other than prepayment of the Term Loans, may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement. All prepayments of the Term Loans will be applied to the maturities thereof in inverse order.

         2.7.  CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES.

         2.7.1 ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms hereof, the Company may elect from time to time to convert all or any part of a Revolving Credit Advance or Term Loan of any Type to the Company or any Domestic Subsidiary Borrower into any other Type or Types of Advance; PROVIDED that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Detroit time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

         (a) the requested date, which shall be a Business Day, of such conversion or continuation,

         (b) the aggregate amount and Type of the Revolving Credit Advance or Term Loan which is to be converted or continued, and

         (c) the amounts and Type(s) of Revolving Credit Advance(s) or Term Loan into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.7.2 MULTICURRENCY ADVANCES. Any Multicurrency Advances may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving the Agent irrevocable notice not later than 11:00 a.m. (London time) at least three Business Days prior to the date of the requested continuation, specifying the duration of the Interest Period applicable thereto, PROVIDED, that if the relevant Borrower shall fail to give such notice, such Multicurrency Advance shall be automatically continued for an Interest Period of one month provided that such continuation would not extend the Interest Period beyond the Facility Termination Date in the case of Euro Revolving Credit Loans or the Maturity Date in the case of the Euro Term Loan.

         2.8 INTEREST RATES, INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. (a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Fixed Rate Loan into a Floating Rate Loan pursuant to Section
2.7 to but excluding the date it becomes due or is converted into a Fixed Rate Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period. Each Multicurrency Loan to any Foreign Subsidiary Borrower (other than a Swing Loan) shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the applicable Eurocurrency Rate determined for such Interest Period or at such other interest rate as agreed to by such Foreign Subsidiary Borrower and all Euro Lenders with a Commitment to such Foreign Subsidiary Borrower.

         (b) Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Effective Date and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

         (c) Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (d) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days or, in the case of Floating Rate Loans, 365/366 days, unless the Agent determines that it is market practice to calculate such interest or fees on Multicurrency Advances on a different basis.

         (e) Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after, with respect to any Term Loan, the Maturity Date, or, with respect to any Revolving Credit Loan, the Facility Termination Date.

         2.9 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the then current Interest Period) as a Fixed Rate Advance, provided that, notwithstanding the foregoing, any outstanding Eurocurrency Advance may be continued for an Interest Period not to exceed one month after such notice to the Borrowers by the Required Lenders. Upon and during the continuance of any Default under Section 7.2, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each

Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Floating Rate Advance and any other amount due under this Agreement shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Loans plus 2% per annum, provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth in clauses (i) and (ii) shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.10   PRO RATA PAYMENT, METHOD OF PAYMENT.

         2.10.1 Each borrowing of Loans by the Company or any Domestic Subsidiary Borrower from the U.S. Lenders shall be made pro rata according to the Pro Rata Shares of such Lenders in effect on the date of such borrowing. Each payment by the Company or any Domestic Subsidiary Borrower on account of any facility fee shall be allocated by the Agent among the Lenders in accordance with their respective Pro Rata Shares. Any reduction of the Commitments of the U.S. Lenders shall be allocated by the Agent among the U.S. Lenders pro rata according to the Pro Rata Shares of the U.S. Lenders with respect thereto. Except as otherwise provided in this Agreement, each optional prepayment by the Company or any Domestic Subsidiary Borrower on account of principal or interest on its U.S. Loans shall be allocated by the Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company or any Domestic Subsidiary Borrower hereunder in respect of amounts denominated in Dollars, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company or the relevant Domestic Subsidiary Borrower, as the case may be, by 1:00 P.M. (Detroit time) on the date when due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender.

         2.10.2 Each borrowing of Euro Loans by any Foreign Subsidiary Borrower in any Available Foreign Currency shall be allocated by the Agent pro rata according to the Pro Rata Shares of the Euro Lenders with respect to such Borrower in effect on the date of such Loan. Each payment by any Foreign Subsidiary Borrower on account of any facility fee shall be allocated by the Agent among the Lenders to such Foreign Subsidiary Borrower in accordance with their respective Pro Rata Shares. Any reduction of any of the Euro Commitments shall be allocated by the Agent pro rata according to the Pro Rata Shares of the Euro Lenders with respect thereto. Except as provided in Section 2.6, each payment (including each prepayment) by a Foreign Subsidiary Borrower on account of principal of and interest on Euro Loans shall be allocated by the Agent pro rata according to the respective principal amounts of the Euro Loans then due and owing by such Borrower to each Euro Lender that made such Euro Loans. All payments (including prepayments) to be made by a Borrower on account of Euro Loans, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction, or counterclaim in the currency of such Euro Loans (in same day or other funds customarily used in the settlement of obligations in such currency) to the Agent for the account of the Euro Lenders that made such Loans, at the payment office for such Euro Loans specified from time to time by the Agent by notice to the Borrowers prior to 1:00 p.m. local time at such payment office on the due date thereof. The Agent shall distribute such payment to the Euro Lenders entitled to receive the same promptly upon receipt in like funds as received. In the case of any payment of facility fees by Foreign Subsidiary Borrowers under Section 2.5 and any prepayments required of Foreign Subsidiary Borrowers under Section 2.6.3, the Company shall designate which Foreign Subsidiary Borrowers shall pay such amounts and, absent such determination or if any Default has occurred and is continuing, the Agent shall determine which Foreign

Subsidiary Borrower or Foreign Subsidiary Borrowers shall make such payments, provided that it is acknowledged that each Foreign Subsidiary Borrower is liable, without duplication, for the full amount of facility fees payable under
Section 2.5 and is obligated to make any required prepayments under Section
2.6.3 to the extent such Foreign Subsidiary Borrower has any Aggregate Euro Revolving Credit Outstandings.

         2.11 TELEPHONIC NOTICES. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.12 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Revolving Credit Commitment reduction notice, Multicurrency Commitment reduction notice, Borrowing notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.13 LENDING INSTALLATIONS. Each Lender may, except as otherwise provided in Section 3.6, make and book its Loans at any Lending Installation(s) selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may, by written or telex notice to the Agent and the applicable Borrower, designate one or more Lending Installations which are to make and book Loans and for whose account Loan payments are to be made.

         2.14 NON-RECEIPT OF FUNDS BY THE AGENT. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five days and the interest rate applicable to the relevant Loan for each day thereafter or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.15   FACILITY LETTERS OF CREDIT.

         2.15.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, the Issuers hereby agree to issue for the account of a Borrower through such of the Issuer's Lending Installations or Affiliates as the Issuer may determine, one or more Facility Letters of Credit in accordance with this

Section 2.15, from time to time during the period, commencing on the Effective Date and ending five Business Days prior to the Facility Termination Date.

         2.15.2 CONDITIONS FOR ISSUANCE. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, the obligation of an Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

         (a) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

         (b) the requested Facility Letter of Credit shall not have an expiration date later than the earlier of (i) one year after the date of issuance of such Facility Letter of Credit and (ii) five Business Days prior to the Facility Termination Date, PROVIDED that any Facility Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(ii) above);

         (c) after giving effect to the Facility Letter of Credit requested hereunder, the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, shall not exceed (i) $50,000,000 in the case of Facility Letters of Credit for the account of the Company and Domestic Subsidiary Borrowers and (ii) EUR25,000,000 in the case of Facility Letters of Credit for the account of Foreign Subsidiary Borrowers, and no prepayment would be required under this Agreement and no provision of this Agreement would be breached;

         (d) the applicable Borrower shall have delivered to the applicable Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to such Issuer as to form and content; and

         (e) as of the date of issuance, no order, judgment or decree of any Court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

         2.15.3 PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT. (a) The applicable Borrower shall give one of the Issuers and the Agent three Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, a Borrower may give an Issuer (i) notice of such request by tested telex or other tested arrangement satisfactory to such Issuer or (ii) telephonic notice of such request if confirmed in writing by delivery to such Issuer (A) immediately (x) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of such Borrower or (y) of a telex containing all information required to be contained in such written notice and (B) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of such Borrower); such notice shall be irrevocable and shall specify the stated amount and Available Foreign Currency or U.S. Dollars of the Facility Letter of Credit requested (which requested currency shall be limited to the currency in which such Borrower may obtain Loans under this Agreement), the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the fifth day prior to the Facility Termination Date), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. The Agent shall give notice to each applicable Revolving Credit Lender of the issuance of each Facility Letter of Credit reasonably promptly after such Facility Letter of Credit is issued. At the time such request is made, the requesting Borrower shall also provide the applicable Issuer with all information necessary for the issuance of the Facility Letter of Credit it is requesting. Such notice, to be effective, must be received by such Issuer not later than 2:00 p.m. (local time) or the time agreed upon by such Issuer and such Borrower on the last Business Day on which notice can be given under this Section 2.15.3.

         (b) Subject to the terms and conditions of this Section 2.15.3 and provided that the applicable conditions set forth in Sections 4.1 and 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer's usual and customary business practices.

         (c) The Issuers shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.15 are met as though a new Facility Letter of Credit was being requested and issued.

         2.15.4 REIMBURSEMENT OBLIGATIONS. (a) Each Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Facility Letter of Credit issued on behalf of such Borrower immediately when due, irrespective of any claim, set-off, defense or other right that the Borrower, the Company or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

         (ii) the existence of any claim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

         (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

         (v) the occurrence of any Default or Unmatured Default.

         (b) The Issuer shall promptly notify the applicable Borrower of any draw under a Facility Letter of Credit. Such Borrower shall reimburse the applicable Issuer for drawings under a Facility Letter of Credit issued by it on behalf of such Borrower promptly after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit at (i) in the case of such Obligations denominated in U.S. Dollars, the interest rate for Floating Rate Loans or (ii) in the case of such

Obligations denominated in an Available Foreign Currency, at the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue of such currency, as reasonably determined by the Agent. In addition to its other rights, the Issuers shall also have all rights for indemnification and reimbursement as each Lender is entitled under this Agreement.

         2.15.5 PARTICIPATION. (a) Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.15.3, (i) with respect to each U.S. Facility Letter of Credit, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of such U.S. Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto and (ii) with respect to each Multicurrency Facility Letter of Credit, each Euro Lender with respect to the Borrower for the account of which such Multicurrency Facility Letter of Credit is issued shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Multicurrency Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto), any security therefor or guaranty pertaining thereto; PROVIDED, that a Letter of Credit issued by an Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.15.5 if such Issuer shall have received written notice from any Revolving Credit Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 4.1 or 4.2 are not then satisfied, and, in the event an Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Revolving Credit Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

         (b) In the event that an Issuer makes any payment under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.15.4, the Issuer shall promptly notify the Agent and each Revolving Credit Lender participating in such Letter of Credit of such failure, and each Revolving Credit Lender participating in such Letter of Credit shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Pro Rata Share of the unreimbursed amount of any such payment in such currency. If any Revolving Credit Lender participating in such Facility Letter of Credit fails to make available to such Issuer any amounts due to such Issuer pursuant to this Section 2.15.5(b), such Issuer shall be entitled to recover such amount, together with interest thereon
(i) in the case of amounts denominated in U.S. Dollars, at the Federal Funds Effective Rate, for the first three Business Days after such Lender receives such notice and thereafter, at the Floating Rate, or (ii) in the case of amounts denominated in an Available Foreign Currency, at a local cost of funds rate for obligations in such currency as determined by the Agent for the first three Business Days after such Lender receives such notice, and thereafter at the floating rate of interest correlative to the Floating Rate customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue of such currency, as determined by the Agent, in either case payable (i) on demand, (ii) by setoff against any payments made to such Issuer for the account of such Lender or (iii) by payment to such Issuer by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Revolving Credit Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

         (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Revolving Credit Lender that has funded its participating interest therein, in like funds as received an amount equal to such Lender's Pro Rata Share thereof.

         (d) The obligations of a Revolving Credit Lender to make payments to the Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         (e) In the event any payment by a Borrower received by the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Revolving Credit Lender that received such distribution shall, upon demand by the Agent, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

         2.15.6 COMPENSATION FOR FACILITY LETTERS OF CREDIT. The Issuer of a Facility Letter of Credit shall have the right to receive from the Borrower that requested issuance of such Facility Letter of Credit, solely for the account of such Issuer, a fronting fee in an amount equal to 0.10% per annum as well as the Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit. In addition, such Borrower shall pay to the Agent for the account of each Revolving Credit Lender participating in such Facility Letter of Credit a non-refundable fee at a per annum rate in the amount shown on the Pricing Schedule on Exhibit A applied to the face amount of the Facility Letter of Credit, payable quarterly in arrears for the account of all Revolving Credit Lenders participating in such Facility Letter of Credit (including the Issuers) ratably from the date such Facility Letter of Credit is issued until its stated expiry date.

         2.15.7 LETTER OF CREDIT COLLATERAL ACCOUNT. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section 2.15.7 shall either obligate the Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1, and the Borrower's obligations to deposit funds in the Letter of Credit Collateral Account are limited to the circumstances required by Section 8.1.

         2.15.8 NATURE OF OBLIGATIONS. (a) As among the Borrowers, the Issuers and the Revolving Credit Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit requested by it. In furtherance and not in limitation of the foregoing, the Issuers and the Revolving Credit Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond the control of the Issuers or the Revolving Credit Lenders. In addition to amounts payable as elsewhere provided in this Section 2.15, such Borrower hereby agrees to protect, indemnify, pay and save the Agent, each Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agent or such Issuer in respect of any Facility Letter of Credit requested by such Borrower.

         (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuers or any Revolving Credit Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuer or such Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to the Issuers, the Agent or any Revolving Credit Lender.

         (c) Notwithstanding anything to the contrary contained in this Section 2.15.8, a Borrower shall not have any obligation to indemnify the Agent, any Issuer or any Lender under this Section 2.15 in respect of any liability incurred by each arising primarily out of the gross negligence or willful misconduct of such Agent, Issuer or Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuer of a proper demand for payment made under the Facility Letters of Credit issued by such Issuer as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing, or out of the wrongful honor by such Issuer of a demand for payment made under the Facility Letters of Credit issued by such Issuer which demand for payment does not comply with the conditions required in order to draw upon such Facility Letter of Credit as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing.

         Section 2.16. SWING LOANS.

         (a) MAKING OF SWING LOANS. The Agent may elect in its sole discretion to make revolving loans (the "SWING LOANS") to any Borrower solely for the Agent's own account, from time to time prior to the Facility Termination Date up to an aggregate principal amount at any one time outstanding not to exceed (i) in the case of Swing Loans to the Company or a Domestic Subsidiary Borrower, the lesser of $20,000,000 or the unused amount of the Aggregate U.S. Revolving Credit Commitments and (ii) in the case of Swing Loans to a Foreign Subsidiary Borrower, the lesser of EUR10,000,000 or the unused amount of the Aggregate Euro Revolving Credit Commitments. The Agent may make Swing Loans (subject to the conditions precedent set forth in Article IV), PROVIDED that the Agent has received a request in writing or via telephone from an Authorized Officer of such Borrower for funding of a Swing Loan no later than such time required by the Agent, on the Business Day on which such Swing Loan is requested to be made. The Agent shall not make any Swing Loan in the period commencing one Business Day after the Agent becomes aware that one or more of the conditions precedent contained in Section 4.2 are not satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Loan shall be payable on the Business Day following demand therefor, with interest at the Floating Rate in the case of Swing Loans to the Company or a Domestic Subsidiary Borrower and such rate agreed to between the Agent and such Borrower in the case of Swing Loans to a Foreign Subsidiary Borrower accrued thereon, and shall be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Agent solely for its own account.

         (b) SWING LOAN BORROWING REQUESTS. Each Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern, absent manifest error.

         (c) REPAYMENT OF SWING LOANS. At any time after making a Swing Loan, the Agent may request such Borrower to, and upon request by the Agent such Borrower shall, promptly request an Advance from all Revolving Credit Lenders to such Borrower and apply the proceeds of such Advance to the repayment of any Swing Loan owing by such Borrower not later than the Business Day following the Agent's request. Notwithstanding the foregoing, upon the earlier to occur of (a) three Business Days after demand is made by the Agent, and (b) the Facility Termination Date, each Revolving Credit Lender to such Borrower (other than the Agent) shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Agent in immediately available finds (or, in the case of participations in Swing Loans denominated in an Available Foreign Currency, same day funds). Such payment shall be made by the other Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not such Borrower has then requested an Advance in such amount. If any Lender fails to make available to the Agent, any amounts due to the Agent from such Lender pursuant to this Section, the Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate or such other local cost of funds rate determined by the Agent with respect to any Swing Loan denominated in any Available Foreign Currency for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Agent for the account of such Lender or (iii) by payment to the Agent by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan.

         2.17 APPLICATION OF PAYMENTS WITH RESPECT TO DEFAULTING LENDERS. No payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

         (i)  FIRST, if applicable to any payments due to an Issuer pursuant to
Section 2.15.5 or the Agent under Section 2.16; and

         (ii) SECOND, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, PRO RATA in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

         2.18 GUARANTIES. The Company shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent from time to time Guaranties of certain present and future Domestic Subsidiaries and certain Foreign Subsidiaries which are described as potential Guarantors in the definition of Guarantors such that, at all times, all such Subsidiaries which are not Guarantors do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary. In connection with the delivery of any such Guaranties, Company shall provide such other documentation to the Agent, including, without limitation, one or more opinions of counsel satisfactory to the Agent, corporate documents and resolutions, which in the reasonable opinion of the Agent is necessary or advisable in connection therewith.



                                  ARTICLE III

                         CHANGE IN CIRCUMSTANCES, TAXES
                         ------------------------------

         3.1 YIELD PROTECTION. If after the date hereof any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change or modification thereof, or any interpretation thereof, or the compliance of any Lender therewith,

              (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or

              (b) imposes or increases or deems applicable any reserve,
                  assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

              (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the affected Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received that such Lender reasonably determines is attributable to making, funding and maintaining its Loans or its Commitments.

         3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender reasonably determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital that such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement that affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender reasonably determines that maintenance of its Eurodollar Loans or Multicurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required U.S. Lenders with respect to Eurodollar Loans or the Required Euro Revolving Credit Lenders with respect to any Multicurrency Loan to any Foreign Subsidiary Borrower determine that (i) deposits of a currency, type and maturity appropriate to match fund Eurodollar or Eurocurrency Loans are not available or
(ii) the interest rate applicable to a Eurocurrency Loan or Eurodollar Loan does not accurately reflect the cost of making or maintaining such Loans, then the Agent shall suspend the availability of the affected Type of Loans and require any Loans of the affected Type to be repaid at the end of the Interest Period for the affected Loan. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by a Borrower, then the Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans shall not be made.

         3.4 FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any reasonable loss or reasonable cost incurred by it resulting therefrom, including, without limitation, any reasonable loss or reasonable cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance, but excluding the loss of the Applicable Margin.

         3.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans and Multicurrency Rate Loans to reduce any liability of a Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in any material respect. Each Lender shall deliver a written statement of such Lender to the applicable Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such sections in connection with a Eurodollar Rate Loans and Multicurrency Rate Loans shall be calculated as though each Lender funded such Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.6 shall survive payment of the Obligations and termination of this Agreement. The Borrowers shall have no obligation to compensate any Lender with respect to amounts provided in Sections 3.1, 3.2, 3.4 or 3.6 with respect to any period prior to the date which is 120 days prior to the date such Lender delivers its written statement hereunder requesting compensation.

         3.6   TAXES.

         3.6.1 All payments of principal and interest made by the Borrowers under this Agreement and any Note, if any, and all Reimbursement Obligations with respect to Facility Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent, any Issuer or any Lender hereunder or under any Note or Facility Letter of Credit, the amounts so payable to the Agent, such Issuer or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement PROVIDED, HOWEVER, that (i) with respect to any Loan or Facility Letter of Credit in U.S. Dollars to the Company, the Company shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6.2, (ii) with respect to any Loan or Facility Letter of Credit in any Available Foreign Currency, a Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section 3.6.3 and (iii) with respect to any Multicurrency Loan or any Multicurrency Facility Letter of Credit, the Foreign Subsidiary Borrower shall not be required to increase any such amounts payable to any Lender or the Agent to the extent such Lender could avoid the payment of such amount by changing its Lending Installation, provided that any such change in any Lending Installation shall not be required if such Lender cannot change its Lending Installation for any reason or such Lender has determined that it is disadvantageous to it to do so. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.6.2 Each U.S. Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (a) at least five Business Days before the date of the initial payment to be made by the Company under this Agreement to such Lender, deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (b) deliver to the Company and the Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Agent and the Company;

               (c) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent; and

               (d) file amendments to such forms as and when required; and each Lender (or Transferee) that is incorporated or organized under the laws of the United States of America or a State thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under this Section 3.6.2 unless an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent; PROVIDED, however, that the Company may rely upon such forms provided to the Company for all periods prior to the occurrence of such event. Each Person that shall become a U.S. Lender or a Participant pursuant to Section 13.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, PROVIDED that in the case of such Participant, the obligations of such Participant pursuant to this Section 3.6.2 shall be determined as if such Participant were a Lender, except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.6.3 Each Euro Lender that is not incorporated or organized under the laws of the jurisdiction (a) under the laws of which a Foreign Subsidiary Borrower is incorporated or organized, or (b) in which such Foreign Subsidiary Borrower is located, and, in either case, is a Lender to such Foreign Subsidiary Borrower shall, upon request by such Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, PROVIDED that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not prejudice the legal position of such Lender.

         3.6.4 Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts that might otherwise be payable pursuant to this Section 3.6, PROVIDED that such effort shall not impose on any such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material. In the event that any Lender determines that any event or circumstance that will lead to a claim by it under this Section 3.6 has occurred or will occur, such Lender will use its best efforts to so notify the Company in writing, PROVIDED that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 3.6.

         3.7 SUBSTITUTION OF LENDER. If (a) the obligation of any Lender to make or maintain Fixed Rate Loans has been suspended pursuant to Section 3.3, except when all Lenders' obligations to make or maintain Fixed Rate Loans have been suspended other than by reason of such Lender's obligation to make or maintain Fixed Rate Loans being suspended, (b) any Lender has demanded compensation under Sections 3.1, 3.2 or 3.6 when all Lenders have not done so,
(c) any Lender is a Defaulting Lender or (d) in connection with a request by any Borrower to obtain the consent of the Lenders to a waiver, amendment or modification of any provision of this Agreement or any other Loan Document that requires the consent of all Lenders, any Lender having not more than 10% of the sum of the Aggregate Total Outstandings of all Lenders at such time has declined to agree to such request when the Required Lenders have agreed to such request, the Company shall have the right, if no Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more Assignments pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender hereunder and (C) the amount that would be payable by the Borrowers to the Replaced Lender pursuant to Section 3.4, if any, if the Borrowers prepaid at the time of such replacement all of the

Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignments, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the appropriate Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.4 and 10.7) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Agent, Issuer or any other Lender.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 CLOSING CONDITIONS. On the date hereof, the Borrowers shall furnish, or shall cause to be furnished, to the Agent, each of the following:

             (a) Copies of the articles of incorporation or similar
                 organizational documents of each Borrower and Guarantor, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence, certified by the Secretary or an Assistant Secretary of such Borrower or Guarantor, as the case may be.

             (b) Copies of the by-laws and Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) of each Borrower and Guarantor authorizing the execution of the Loan Documents, certified by the Secretary or an Assistant Secretary or other duly authorized representative of such Borrower or Guarantor, as the case may be.

             (c) An incumbency certificate of each Borrower and Guarantor, which shall identify by name and title and bear the signature of the officers of such Borrower or such Guarantor authorized to sign the applicable Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or such Guarantor.

             (d) A Compliance Certificate, signed by any Designated Financial
                 Officer of each Borrower.

             (e) A written opinion of the Borrowers' and Guarantors' counsel, addressed to the Agent and Lenders, in substantially the form of Exhibit G hereto.

             (f) Written money transfer instructions, in substantially the form of Exhibit H hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

             (g) Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the Effective Date by a duly authorized officer of the Borrowers, or if none is required, a certificate of such officer to that effect.

             (h) The Guaranty executed by all of the Guarantors.

             (i) Payment of all fees owing to the Agent or any Lender by the
                 Borrowers and the Guarantors as of the Effective Date.

             (j) Satisfactory results of all due diligence required by the
                 Agent, including a review of all contingent liabilities, a review of contracts and insurance, a review of all litigation, and environmental matters and other due diligence.

             (k) Copies of such financial statements of the Company and its
                 Subsidiaries required by the Agent, together with prospective financial statements for the Company and its Subsidiaries, in each case in form and substance satisfactory to the Agent.

             (l) Evidence reasonably satisfactory to the Agent that, since
                 September 30, 1999, there has been no change in the business, property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

             (m) Information reasonably satisfactory to the Agent regarding the
                 Borrowers' Year 2000 Program.

             (n) Such other agreements and documents, and the satisfaction of such other conditions, as may be reasonably required by the Agent, including without limitation a subrogation and contribution agreement executed by the Borrowers and the Guarantors, and such funding instructions, sources and uses certificate and other certificates required by the Agent.

         4.2 EACH ADVANCE. The Lenders shall not be required to make any Loans nor shall any Issuer be required to issue any Letter of Credit, unless on the applicable Borrowing Date, both before and after giving effect on a pro forma basis to such Loan or Letter of Credit:

         (a) There exists no Default or Unmatured Default.

         (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date and (ii) the representations contained in Section 5.5 shall be limited (as determined by the Agent) with respect to any Loans or Letters of Credit made after the initial Loans and Letters of Credit hereunder if the credit facilities hereunder are used for commercial paper backup to the extent required by the relevant rating agencies with respect to such commercial paper.

         (c) All legal matters incident to the making of such Loans or the issuance of such Facility Letter of Credit shall be satisfactory to the Agent and its counsel.

         (d) If such Loan is an initial Loan to a Subsidiary Borrower, the Agent shall have received a Foreign Subsidiary Opinion or Domestic Subsidiary Opinion, as the case may be, in respect of such Subsidiary Borrower and such other documents reasonably requested by the Agent.

         Each Borrowing notice with respect to each borrowing by a Borrower hereunder or each request for an issuance of a Facility Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that the conditions contained in Sections 4.2(a), (b) and (c) have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each of the Company and the Subsidiary Borrowers (insofar as the representations and warranties set forth below relate to such Subsidiary Borrower) represents and warrants to the Lenders that:

         5.1 CORPORATE EXISTENCE AND STANDING. Each Borrower and Guarantor is a corporation, partnership, limited liability company or other organization, duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.

         5.2 AUTHORIZATION AND VALIDITY. Each Borrower has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrowers of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         5.3 NO CONFLICT: GOVERNMENT CONSENT. Neither the execution and delivery by the Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company's or any Subsidiary's constitutive documents or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.12) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Other than those that have been obtained, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4 FINANCIAL STATEMENTS. All financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries.

         5.5 MATERIAL ADVERSE CHANGE. Since September 30, 1999 or, after the first financial statements are delivered under Sections 6.1(i) or (ii), since the date of the financial statements most recently delivered under Section 6.1(i) or (ii), there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 TAXES. The Company and its Subsidiaries have filed all United States federal tax returns and all other material tax returns that are required to be filed by any Governmental Authority and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries by any Governmental Authority, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien (other than as permitted by Section 6.12) exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than as permitted by Section 6.12. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on
Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of the Company's executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings listed on Schedule 5.7, the Company and its Subsidiaries have no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 SUBSIDIARIES. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. Each member of the Controlled Group has fulfilled its material obligations under the minimum funding standards of ERISA and the Code with respect to each Single Employer Plan. Each member of the Controlled Group is in material compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such non compliance would not have a Material Adverse Effect. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Single Employer Plan, and no steps have been taken to reorganize or terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or a liability that has been satisfied.

         5.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof; PROVIDED, HOWEVER, that with respect to projected financial information, the Company represents only that such information has been prepared in good faith based on assumptions believed by the Company to be reasonable.

         5.11 REGULATIONS T, U AND X. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such Margin Stock or maintaining or extending credit to others for such purpose in any way that would violate Regulation T, U or X. After applying the proceeds of each Advance, Margin Stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by Margin Stock. The Company and its Subsidiaries are in compliance with Section 6.2.

         5.12 MATERIAL AGREEMENTS. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party (including any agreement or instrument evidencing or governing Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

         5.13 COMPLIANCE WITH LAWS; PROPERTIES. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         5.14 PLAN ASSETS; PROHIBITED TRANSACTIONS. The Company and its Subsidiaries have not engaged in any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in any material liability; and neither the execution of this Agreement nor the making of Loans (assuming the accuracy of the following representations and warranties which the Lenders hereby make for the benefit of the Borrowers:
(i) that no part of the funds to be used by the Lenders for funding any of the Loans shall constitute assets of an "employee benefit plan" within the meaning of ERISA or the assets of a "plan" as defined in Section 4975(e)(l) of the Code and (ii) that no Lender will transfer its interest herein unless the prospective transferee makes the representations and warranties set forth in this parenthetical phrase as if had originally been a party to this agreement) hereunder will constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.15 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that the Company and its Subsidiaries are not in violation of any Environmental Laws in such a fashion that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or, to the knowledge of any Borrower, are the subject of any federal or state investigation evaluating whether any Remedial Action is required to be performed by the Company or any of its Subsidiaries, which non-compliance or Remedial Action could reasonably be expected to have a Material Adverse Effect.

         5.16 INVESTMENT COMPANY ACT. No Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.17 PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18 SUBSIDIARY BORROWERS. (a) Except as described on Schedule 5.8, each Subsidiary Borrower is a direct or indirect Wholly Owned Subsidiary of the Company (excluding director qualifying shares); and

         (b) Each Subsidiary Borrower will have, upon becoming a party hereto, all right and authority to enter into this Agreement and each other Loan Document to which it is a party, and to perform all of its obligations under this and each other Loan Document to which it is a party; all of the foregoing actions will have been taken prior to any request for Loans by such Borrower, duly authorized by all necessary action on the part of such Borrower, and when such Subsidiary Borrower becomes a party hereto, this Agreement and each other Loan Document to which it is a party will constitute valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by general principles of equity.

         5.19 INSURANCE. The Company and its Subsidiaries maintain insurance with financially sound and reputable insurance companies (or self-insurance programs) on their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as management of the Company reasonably considers consistent with sound business practice.

         5.20 OWNERSHIP OF PROPERTIES. On the Effective Date, the Company and its Subsidiaries will have good title, free of all Liens (other than as permitted by Section 6.12), to all Property and assets reflected in the financial statements as owned by it.

         5.21 LABOR CONTROVERSIES. There are no labor controversies pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary, that could reasonably be expected to have a Material Adverse Effect.

         5.22 BURDENSOME OBLIGATIONS. The Company does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to cause a Material Adverse Effect.

         5.23 YEAR 2000. The Borrower has made a reasonable assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrowers do not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   ARTICLE VI

                                   COVENANTS
                                   ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 FINANCIAL REPORTING. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

             (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in Agreement Accounting Principles and required or approved by the Company's independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Agent, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

             (ii) Within 45 days after the close of each of the first three quarterly periods of each fiscal year, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Designated Financial Officer.

             (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of
Exhibit I (a "Compliance Certificate") signed by its Designated Financial Officer and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

             (iv) As soon as possible and in any event within 30 Business Days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Designated Financial Officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

             (v) As soon as possible and in any event within 15 Business Days after receipt by the Company, a copy of (a) any written notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Hazardous Substances into the environment, and (b) any written notice alleging any violation of any Environmental Law by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

             (vi) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements that the Company or any of its Subsidiaries sends to or files with any of their respective securities holders or any securities exchange or the Securities Exchange and Commission or any successor agency thereof pertaining to the Company or any of its Subsidiaries as the issuer of securities.

             (vii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 USE OF PROCEEDS. The Company will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes, including Acquisitions and commercial paper back up. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock in any way in violation of Regulation T, U or X.

         6.3 NOTICE OF DEFAULT. The Company will, and will cause each Borrower and Subsidiary to, give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

         6.4 CONDUCT OF BUSINESS. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted or fields related thereto or extensions thereof (taking the Company and its Subsidiaries on a consolidated basis) and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.5 TAXES. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.6 INSURANCE. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

         6.7 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all Requirements of Law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.8 PROPERTIES; INSPECTION. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements to the extent the Company reasonably deems consistent with sound business practice. The Company will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to reasonably inspect any of the Property of the Company and each Subsidiary, the financial or accounting records of the Company and each Subsidiary and other documents of the Company and each Subsidiary, in each case only to the extent any of the foregoing is reasonably related to the credit evaluation by the Agent and the Lenders under this Agreement, to examine and make copies of such records and documents of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Agent may designate.

         6.9 MERGER. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, provided that no Default or Unmatured Default shall have occurred and be continuing or would result therefrom on a pro forma basis reasonably acceptable to the Agent, the Company may merge or consolidate with any other U.S. corporation and each Subsidiary may merge or consolidate with any other Person, provided, further, that (i) in the case of any such merger or consolidation involving the Company, the Company is the surviving corporation and (ii) in the case of any such merger or consolidation involving a Subsidiary which is a Subsidiary Borrower, the surviving corporation assumes all of such Borrower's obligations under this Agreement and remains or becomes a Subsidiary Borrower.

         6.10 SALE OF ASSETS. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person (other than to the Company or a Guarantor or between Foreign Subsidiaries), except:

         (i)   Sales of inventory in the ordinary course of business.

         (ii) Sales or other dispositions in the ordinary course of business of fixed assets for the purpose of replacing such fixed assets, provided that such fixed assets are replaced within 180 days of such sale or other disposition with other fixed assets that have a fair market value not materially less than the fixed assets sold or otherwise disposed of.

         (iii) Other leases, sales (including sale-leasebacks) or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) and (ii) above) as permitted by this Section during the twelve-month period ending with the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

Notwithstanding anything in this Section 6.10 to the contrary, (a) no such leases, sales or other dispositions of property may be made (other than pursuant to clause (i) above) if any Default or Unmatured Default has occurred and is continuing, and (b) all leases, sales and other dispositions of Property at any time shall be for not materially less than the fair market value of such Property as determined in good faith by the Company.

         6.11 INVESTMENTS AND ACQUISITIONS. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, or to make any Acquisition of any Person, except, so long as no Default or Unmatured Default exists or would be caused thereby:

         (i)   Investments in Cash Equivalents.

         (ii)  Investments in Guarantors.

         (iii) Other Investments in existence on the date hereof.

         (iv) Other Investments provided that the aggregate amount of such Investments made in any fiscal year does not exceed 15% of Tangible Net Worth as of the beginning of such fiscal year.

         (v) Any Acquisition so long as the aggregate amount of consideration (including without limitation any payments in cash, Capital Stock or other consideration, any direct or deferred payments (to the extent such deferred payments should be shown as a liability on a balance sheet of the Company and its Subsidiaries in accordance with Agreement Accounting Principles) and the amount of any

Indebtedness (other than Letters of Credit incurred in the ordinary course of business) assumed or otherwise incurred in connection with such Acquisition) paid or payable by the Company or any Subsidiary in connection with any such Acquisition does not exceed 30% of the then Tangible Net Worth (or, in the case of the contemplated Acquisition identified by the Company to the Agent prior to the Effective Date as Project Road Runner, 40% of the then Tangible Net Worth, provided that the Company delivers to the Agent prior to such Acquisition a pro forma Compliance Certificate indicating pro forma compliance with Sections 6.18 and 6.19) and such Acquisition is not hostile and shall have been approved by the board of directors or similar governing body of the target of such Acquisition.

         6.12 LIENS. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as landlord's, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the PGBC).

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

         (v) Liens existing on the date hereof and described on Schedule 6.12, provided that no increase in the principal amount secured thereby is permitted.

         (vi) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property).

         (vii) Liens securing Indebtedness and not otherwise permitted by the foregoing provisions of this Section 6.12, provided that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens shall not at any time exceed 10% of Tangible Net Worth.

         6.13 YEAR 2000. The Company will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.14 AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms (taken as a whole) not materially less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.

         6.15 INDEBTEDNESS OF CERTAIN SUBSIDIARIES. The Company will not permit any Subsidiary which is not a Guarantor to create, incur or suffer to exist any Indebtedness, except:

         (i)   The Loans, the Facility Letters of Credit and the other
Obligations.

         (ii) Indebtedness outstanding on the date of this Agreement, but no increase in the principal amount thereof.

         (iii) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary.

         (iv) Any refunding or refinancing of any Indebtedness referred to in clauses (ii) and (iii) above, provided that any such refunding or refinancing does not increase the principal amount thereof.

         (v) Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business.

         (vi) Other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of such Subsidiaries does not exceed an amount equal to 10% of Tangible Net Worth at such time.

         6.16 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. The Company will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company or (iii) transfer any of its assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) any restrictions existing under the Loan Documents,
(b) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (c) any restrictions with respect to assets encumbered by a Lien permitted by Section
6.12 so long as such restriction applies only to the assets encumbered by such permitted Lien, and (d) to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by the Company or any of its Subsidiaries.

         6.17 FINANCIAL CONTRACTS. The Company will not, and will not permit any Subsidiary to, enter into or remain a party to any Financial Contract for purposes of financial speculation.

         6.18 TOTAL DEBT TO CAPITALIZATION RATIO. The Company shall not permit its Total Debt to Capitalization Ratio to exceed 50%.

         6.19 INTEREST COVERAGE RATIO. The Company shall not permit its Interest Coverage Ratio to be less than 5.0 to 1.0 as of the last day of any fiscal quarter.

                                  ARTICLE VII

                                    DEFAULTS
                                    --------

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made, including without limitation those deemed made pursuant to Section 4.2, by or on behalf of the Company or its Subsidiaries to the Lenders or the Agent in any Loan Document, in connection with any Loan or Facility Letter of Credit, or in any certificate or information delivered in writing in connection with any Loan Document or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made.

         7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest on any Loan or of any facility fee within five Business Days after written notice from the Agent that the same has become due, or nonpayment of any other obligations under any of the Loan Documents within five Business Days after written notice from the Agent that the same has become due.

         7.3 The breach by any Borrower of any of the terms or provisions in Sections 6.2, 6.3, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 or
6.19.

         7.4 The breach by any Borrower or Guarantor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Agent.

         7.5 Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness or Rate Hedging Obligations aggregating in excess of $15,000,000 ("Material Indebtedness"); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Company or any of its Subsidiaries, shall (i) have an order for relief entered with respect to it under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts or seeking similar relief under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or similar proceeding or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, company or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of their respective Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Company or any of its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and is reasonably likely to have a Material Adverse Effect.

         7.9 The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000 in aggregate amount for the Company and its Subsidiaries, which is not stayed on appeal.

         7.10 Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $15,000,000 (a "Material Plan") shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist that could reasonably be expected to result in PBGC obtaining a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation for withdrawal liability in excess of $15,000,000 in aggregate amount for the Controlled Group.

         7.11 The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the Release by the Company or any of its Subsidiaries or any other Person of any Hazardous Substance, or any violation of any applicable Environmental Law, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.12 The occurrence of any Change of Control.

         7.13. The occurrence of any "default", as defined in any Loan Document, or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         7.14 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Guaranty by any Guarantor, or any

Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

         8.1 ACCELERATION. (a) If any Default described in Section 7.6 or 7.7 occurs, (i) the obligations of the Lenders to make Loans hereunder and the obligations of the Issuers to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and without any election or action on the part of the Agent or any Lender and (ii) each Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

         (A) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility Letters of Credit requested by such Borrower (assuming compliance with all conditions for drawing thereunder) issued by an Issuer and outstanding as of such time, OVER

         (B) the amount on deposit for such Borrower in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties (other than the Agent and the Lenders) and that has not been applied by the Lenders against the Obligations of such Borrower.

         (b) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuers to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and (ii) the Required Lenders may, upon notice delivered to the Borrowers with outstanding Facility Letters of Credit and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on each such Borrower to deliver (and each such Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount payable by such Borrower.

         (c) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers with outstanding Facility Letters of Credit to deliver (and each such Borrower will, forthwith upon demand by the Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount payable by such Borrower at such time.

         (d) The Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations of the relevant Borrowers and any other amounts as shall from time to time have become due and payable by the relevant Borrowers to the Lenders under the Loan Documents.

         (e) Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full or upon the request of the Company if no Default has occurred and is continuing, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to the applicable Borrower(s) or paid to whoever may be legally entitled thereto at such time.

         (f) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

         8.2   AMENDMENTS.

         8.2.1 Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; PROVIDED, HOWEVER no such supplemental agreement shall, (i) without the consent of the Required U.S. Revolving Credit Lenders, allow the Company to obtain a U.S. Revolving Credit Loan or U.S. Facility Letter of Credit if it would otherwise be unable to do so absent such supplemental agreement,
(ii) without the consent of the Required Euro Revolving Credit Lenders, allow any Foreign Subsidiary Borrower to obtain a Euro Revolving Credit Loan or Euro Facility Letter of Credit if it would otherwise be unable to do so absent such supplemental agreement, (iii) without the consent of the Required U.S. Term Loan Lenders, allow the Company to obtain the U.S. Term Loan if it would otherwise be unable to do so absent such supplemental agreement, (iv) without the consent of the Required Euro Term Loan Lenders, allow any Foreign Subsidiary Borrower to obtain the Euro Term Loan if it would otherwise be unable to do so absent such supplemental agreement, (v) without the consent of the Agent, modify any rights or obligations of any kind of the Agent, and (vi) without the consent of the Issuer, modify any rights or obligations of any kind of the Issuer, and PROVIDED FURTHER that no such supplemental agreement shall, without the consent of each
Lender:

         (a) Extend the final maturity of any Loan, Note or Reimbursement Obligation or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (b) Reduce the percentage specified in the definition of Required Lenders, Required Euro Revolving Credit Lenders, Required U.S. Revolving Credit Lenders, Required Euro Term Loan Lenders or Required U.S. Term Loan Lenders.

         (c) Extend the Facility Termination Date or the Maturity Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.6, or increase the amount of any Commitment of any Lender hereunder or the Aggregate Commitments other than as allowed hereunder, or permit any Borrower to assign its rights under this Agreement.

         (d)   Amend this Section 8.2.1.

         (e) Release any Guarantor which is the Company or a Significant Subsidiary.

         8.2.2 In addition to amendments effected pursuant to the foregoing,
Schedule 1.1(b) may be amended as follows:

                (i) Schedule 1.1(b) will be automatically amended to add Subsidiaries of the Company as additional Subsidiary Borrowers upon (a) execution and delivery by the Company, any such Subsidiary Borrower and the Agent, of a Joinder Agreement providing for any such Subsidiary to become a Subsidiary Borrower, (b) delivery to the Agent of (A) a Domestic Subsidiary Opinion or Foreign Subsidiary Opinion, as the case may be, in respect of such additional Subsidiary Borrower and (B) such other documents with respect thereto as the Agent shall reasonably request and (C) the written approval of the Agent in its sole discretion.

                (ii) Schedule 1.1(b) will be automatically amended to remove any Subsidiary as a Subsidiary Borrower upon (A) written notice by the Company to the Agent to such effect and (B) repayment in full of all outstanding Loans and all other obligations pursuant to any Loan Document of such Subsidiary Borrower.

                (iii) It is acknowledged and agreed that there may be more than one Foreign Subsidiary Borrower, provided that there may not be a number thereof more than reasonably allowed by the Agent.

         8.2.3 No modification or waiver of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No modification or waiver of any provision of this Agreement relating to any Issuer shall be effective without the written consent of such Issuer. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything herein to the contrary, any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of determining the Required Euro Revolving Credit Lenders, Required U.S. Revolving Credit Lenders, Required Euro Term Loan Lenders and Required U.S. Term Loan Lenders, the Commitments and the Loans of such Defaulting Lender shall be disregarded and the Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders.

         8.2.4. New lenders ("New Lenders") may become Lenders hereunder and existing Lenders may increase their Commitments hereunder by executing an assumption agreement and other agreements and documents in form and substance acceptable to the Company and the Agent, provided that (i) the Company and the Agent consent thereto and (ii) without the prior written consent of all of the Lenders, the Aggregate Commitments may not be increased by more than a Dollar Equivalent Amount equal to $50,000,000 in excess of the Aggregate Commitments in effect on the Effective Date.

         8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                                   GUARANTEE
                                   ---------

         9.1 GUARANTEE. (a) The Company hereby unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such Subsidiary Borrowers.

         (b) The Company further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which are paid or incurred by the Agent, or any Lender in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section or, in the case of the Agent, obtaining advice of counsel in respect thereof. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

         (c) No payment or payments made by any Borrower or any other Person or received or collected by the Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder, which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

         (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section, it will notify the Agent and such Lender in writing that such payment is made under this Section for such purpose.

         9.2 NO SUBROGATION. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrowers or against any guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Agent and the Lenders, segregated from other finds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly endorsed by the Company to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

         9.3 AMENDMENTS. ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Agent or the Required Lenders may be rescinded by the Agent or the Required

Lenders, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Required Lenders, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from any other Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         9.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings among the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers and the Company with respect to the Obligations. This Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by any Borrower) which may at any time be available to or be asserted by any Borrower against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Company under this Section 9.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrowers). When pursuing its rights and remedies hereunder against the Company, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Company. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

         9.5 REINSTATEMENT. This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or Trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9.6 PAYMENTS. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

         10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

         10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3 TAXES. Any taxes (excluding income taxes and franchise taxes (imposed in Lieu of income taxes), imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

         10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof other than any fee letters among any Borrowers and either of the Agent or Arranger and any other agreements of any of the Borrowers with the Agent which survive the execution of the Loan Documents.

         10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7 EXPENSES; INDEMNIFICATION. (i) The Borrowers shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration (including, without limitation, preparation of the reports described below) of the Loan Documents. The Borrowers also agree to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrowers acknowledge and agree that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to any Borrower's and Guarantors' assets for internal use by the Agent from information furnished to it by or on behalf of the Borrowers, after the Agent has exercised its rights of inspection pursuant to this Agreement; provided that, if any Lender requests copies of any future similar Reports which the Agent has prepared, then the Agent will provide such reports to such Lender provided that such Lender has executed an indemnity agreement acceptable to the Agent. The Borrowers further acknowledge and agree that the Agent or any of its agents or representatives may conduct reasonable comprehensive field audits of the Property of the Company and each Subsidiary, financial or accounting records of the Company and each Subsidiary and other documents of the Company and each Subsidiary, in each case only to the extent any of the foregoing is reasonably related to the credit evaluation by the Agent and the Lenders under this Agreement, provided that (x) other than after the occurrence and during continuance of a Default, no more than one such comprehensive field audit shall be conducted in any fiscal year and (y) only after the occurrence and during continuance of a Default shall such field audits be at the Company's expense.

              (ii) The Borrowers hereby further agree to indemnify the Agent, the Arranger and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur at any time arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Facility Letters of Credit hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 10.7 shall survive the termination of this Agreement.

         10.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. For purposes of Article VI (including any baskets or limitations expressed in U.S. Dollars therein) of this Agreement, any Indebtedness, Investment or other amount made or incurred in any currency other than U.S. Dollars shall be deemed to be the U.S. Dollar Equivalent thereof.

         10.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.10 NONLIABILITY OF LENDERS. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither the Agent nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         10.11 CONFIDENTIALITY. Each Lender agrees to hold any information that it may receive from any Borrower pursuant to this Agreement (such information, exclusive of Non-Confidential Information as defined below, is defined herein as the "Confidential Information") in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such Confidential Information, except for disclosure: (i) to any Transferee or prospective Transferee to the extent provided in Section 13.4; (ii) to legal counsel, accountants and other professional advisors to that Lender to the extent necessary to advise that Lender concerning its rights or obligations in respect of this Agreement; PROVIDED that such professional advisor agrees to hold any Confidential Information which it may receive in confidence and not to disclose or use such Confidential Information for any purpose other than advising that Lender with respect to its rights and obligations under this Agreement; (iii) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); and (iv) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); PROVIDED, however, that the Lender (or other Person given Confidential Information by such Lender) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Lender (or such other Person) will furnish only that portion of the Confidential Information which is legally required. As used herein, "Non-Confidential Information" shall mean any information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Lender or the Lender's representatives, or
(b) becomes available to the Lender on a non-confidential basis from a source other than the Company or one of its agents or (c) was known to the Lender on a non-confidential basis prior to its disclosure to the Lender by the Company or one of its agents.

              10.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

                                   ARTICLE XI

                                   THE AGENT
                                   ---------

         11.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         11.3 GENERAL IMMUNITY. Neither Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for (a) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person; or (b) any determination by the Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

         11.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; (vi) the existence or possible existence of any Default or Unmatured Default; or (vii) the financial condition of any Borrower or Guarantor or any of their respective Subsidiaries. The Agent shall not have any duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at the time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as the Agent or in its individual capacity).

         11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all Lenders if required under Section 8.2.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Obligations. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         11.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify (to the extent not reimbursed by a Borrower and without limiting the obligation of any Borrower to do so) the Agent ratably in proportion to the U.S. Dollar Equivalent of their respective Commitments (or, if the Commitments have been terminated, in proportion to the U.S. Dollar Equivalent of their respective Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company or the other Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

         11.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         11.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no such successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders and, unless a Default has occurred and is continuing, the Company, such removal to be effective on the date specified by the Required Lenders and, unless a Default has occurred and is continuing, the Company. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of the Company (unless a Default has occurred and is continuing), on behalf of the Borrowers and the Lenders, a successor Agent to the Agent. If no such successor Agent shall have been so appointed by the Required Lenders within thirty days after such resigning Agent's giving notice of its intention to resign, then such resigning Agent may appoint, with the consent of the Company (unless a Default has occurred and is continuing), on behalf of the Company and the Lenders, a successor Agent for itself. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article XI shall continue in effect for the benefit of the Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

         11.13 RIGHT TO INDEMNITY. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         11.14 DELEGATION TO AFFILIATES. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver, and other protective provisions to which the Agent is entitled under Articles X and XI.

                                  ARTICLE XII

                       SETOFF; ADJUSTMENTS AMONG LENDERS
                       ---------------------------------

         12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender by such Borrower.

         12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Obligations owing from a Borrower (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.6 or 10.7) in a greater proportion than that received by any other Lender on its Obligations owing from such Borrower, such Lender agrees, promptly upon demand, to purchase a portion of the Advances to such Borrower held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Advances to such Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives any protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such protection ratably in proportion to their Aggregate Total Outstandings (in accordance with the formula set forth in the next sentence).

                                  ARTICLE XIII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

         13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement, and the Loan Documents to a Federal Reserve Bank; PROVIDED, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Loan Document as the owner thereof for all purposes hereof unless and until such payee complies with
Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of any of the Advances or a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any of the Advances or a holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2   PARTICIPATIONS.

         13.2.1 PERMITTED PARTICIPANTS; EFFECT. Subject to Section 13.4, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Obligations or Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests (including without limitation payments with respect to Non-Excluded Taxes), and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases the Company as guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

         13.3   ASSIGNMENTS.

         13.3.1 PERMITTED ASSIGNMENTS. Subject to Section 13.4, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, finance companies, insurance companies or other financial institutions or funds that are engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business or any other entity ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit J hereto (an "Assignment") or in such other form as may be agreed to by the parties thereto. The consent of the Agent, any Issuer and the Company shall be required prior to an assignment becoming effective, which consent shall not be unreasonably withheld or delayed and shall not be required if such assignment is to another Lender or to an Affiliate of a Lender; provided, upon and during the continuance of any Default, the consent of the Company shall not be required. Each such assignment shall be in an amount not less than the lesser of
(i) $5,000,000 and in multiples of $1,000,000 (or its approximate equivalent in the relevant Available Foreign Currency) or (ii) unless such assignment is of the entire amount of the commitments of such Lender, the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) shall not be less than $5,000,000 (or its approximate equivalent thereof in the relevant Available Foreign Currency).

         13.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an Assignment, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitments and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Company shall make appropriate arrangements so that replacement Notes, if applicable, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         13.4 DISSEMINATION OF INFORMATION. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section 10.12.

         13.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof (in the case of a Transferee that is a Lender to the Company or a Domestic Subsidiary Borrower), or of the jurisdiction in which a Foreign Subsidiary Borrower is located (in the case of a Transferee which is a Lender to such Foreign Subsidiary Borrower), the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.6.

                                  ARTICLE XIV

                                    NOTICES
                                    -------

         14.1 NOTICES. Except as otherwise permitted by Article II with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of a Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in Schedule 1.1(a) hereto or on the signature pages hereto or otherwise established pursuant to an Assignment or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article II shall not be effective until received.

         14.2 CHANGE OF ADDRESS. Any Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                                  ARTICLE XVI

                    CHOICE OF LAW, CONSENT TO JURISDICTION.
                    ---------------------------------------
                    WAIVER OF JURY TRIAL, JUDGMENT CURRENCY
                    ---------------------------------------

         16.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN.

         16.2 WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         16.3 SUBMISSION TO JURISDICTION; WAIVERS. (a) Each Borrower hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Foreign Subsidiary Borrower, as the case may be, at the address specified in Section 14.1, or at such other address of which the Agent shall have been notified pursuant thereto;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         (b) Each Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in Section 16.3(i) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notices set forth in Section 14.1.

         16.4 ACKNOWLEDGMENTS. Each Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

              (b) none of the Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         16.5 POWER OF ATTORNEY. Each Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Subsidiary Borrower hereby explicitly acknowledges that the Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Subsidiary Borrower hereunder is coupled with an interest.

         16.6 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.

                              DIEBOLD, INCORPORATED

                              By: /s/ Walden W. O'Dell
                                 ----------------------------------------

                              Print Name: Walden W. O'Dell
                                 ----------------------------------------

                              Title: President and Chief Executive Officer
                                    --------------------------------------

                              5995 Mayfair Road
                              North Canton, Ohio 44720-1507

                              Attention: Chief Financial Officer and Director of
                                               Treasury Services

                                 BANK ONE, MICHIGAN, as Agent and as a
                                 Lender

                                 By: /s/ Patrick E. Dunphy
                                    ------------------------------------

                                 Print Name: PATRICK E. DUNPHY
                                            ----------------------------

                                 Title: VICE PRESIDENT
                                       ---------------------------------

                                 611 Woodward Avenue
                                 Detroit Michigan 48226

                                 Attention: Paul DeMelo
                                 Phone: 313-225-2520
                                 Fax: 313-225-3269

                                    ABN-AMRO BANK N.V.

By: /s/ Louis K. McLinden, Jr.      By: /s/ C. S. Helmeci
   ---------------------------         -------------------------------

Print: Louis K. McLinden, Jr.       Print Name: CHRISTOPHER S. HELMECI
      ------------------------                 -----------------------

Title: Vice President               Title: VICE PRESIDENT
      ------------------------            ----------------------------

                                    One PPG Place Ste. 2950
                                    Pittsburgh, PA 15222

                                    Attention Chris Helmeci
                                    Phone 412-566-0984
                                    Fax: 412-566-2266

                                    BANK OF AMERICA, N.A.

                                    By: /s/ Valerie C. Mills
                                       ---------------------------------

                                    Print Name: VALERIE C. MILLS
                                              --------------------------

                                    Title: MANAGING DIRECTOR
                                          ------------------------------

                                    231 S. LaSalle Street, MC IL 1-231-09-40
                                    Chicago, IL 60697-1010
                                    Phone: 312-828-6728
                                    Fax:   312-987-0303
                                    Attention: Jeff DeJesus

                                   THE CHASE MANHATTAN BANK

                                   By: /s/ Dennis J. Dombek
                                      ---------------------------------

                                   Print Name: Dennis J. Dombek
                                              -------------------------

                                   Title: Vice President
                                         ------------------------------

                                   2300 Main Place Tower
                                   Buffalo, NY 14202

                                   Attention: Dennis Dombek
                                   Phone: 716-858-1420
                                   Fax:   716-843-4939

                                  KEYBANK NATIONAL ASSOCIATION

                                  By: /s/ Rod MacDonald
                                     ------------------------------

                                  Print Name: Rod MacDonald
                                             ----------------------

                                  Title: SVP
                                        ---------------------------

                                  127 Public Square
                                  OH01-27-0606
                                  Cleveland, OH 44114
                                  Attention: Rod MacDonald
                                  Phone: 216-689-4445
                                  Fax:   216-689-4981

                                  NATIONAL CITY BANK

                                  By: /s/ Davis R. Bonner
                                     ----------------------------

                                  Print Name: DAVIS R. BONNER
                                             --------------------

                                  Title: SENIOR VICE PRESIDENT
                                        -------------------------

                                  1900 E. Ninth Street
                                  Location Code: 2077
                                  Cleveland, OH 44114

                                  Attention: Davis R. Bonner
                                  Phone: 216-575-3285
                                  Fax:   216-222-0003

                                  THE BANK OF NEW YORK

                                  By: /s/ Walter C. Parelli
                                     ----------------------------

                                  Print Name: Walter C Parelli
                                             --------------------

                                  Title: Vice President
                                        -------------------------

                                  One Wall Street, 21st Floor
                                  New York, NY 10286

                                  Attention: Ken McDonnell
                                  Phone: 212-635-1066
                                  Fax:   212-635-6434

                                SCHEDULE 1.1(a)

                                  Commitments
                                  -----------


                                    U.S. Revolving            Euro Revolving
                                    Credit Commitments        Credit Commitments
                                    ------------------        ------------------
Bank One, Administrative Agent      $43,333,335 (21.67%)      Euro   21,666,665  (21.67%)
Bank of America, Syndication Agent   34,000,000 (17.00%)             17,000,000  (17.00%)
KeyBank National
 Association, Co-Agent               29,333,333 (14.67%)             14,666,667  (14.67%)
National City Bank, Co-Agent         29,333,333 (14.67%)             14,666,667  (14.67%)
ABN Amro Bank, N.V.                  21,333,333 (10.67%)             10,666,667  (10.67%)
The Bank of New York                 21,333,333 (10.67%)             10,666,667  (10.67%)
The Chase Manhattan Bank             21,333,333 (10.67%)             10,666,667  (10.67%)
                                     ----------                      ----------
                                   $200,000,000               Euro  100,000,000


                    Diebold, Incorporated/Bank One, Michigan
                            Loan Agreement Schedules

Schedules 1.1(b) - Subsidiary Borrowers
---------------------------------------

     None.

Schedule 5.7 - Litigation
-------------------------

     None.

Schedule 5.8 - Subsidiaries
---------------------------

     Attached.

Schedule 6.12 - Liens
---------------------

     Liens in respect of Industrial Revenue Bonds issued by:

---------------------------   -------------------------------------------
Staunton, Virginia            Principal amount of secured indebtedness
                              not to exceed $7,500,000; Lien limited to
                              project assets
---------------------------   -------------------------------------------
Danville, Virginia            Principal amount of secured indebtedness
                              not to exceed $5,800,000; Lien limited to
                              project assets
---------------------------   -------------------------------------------
Lexington, North Carolina     Principal amount of secured indebtedness
                              not to exceed $7,500,000; Lien limited to
                              project assets
---------------------------   -------------------------------------------

                                   EXHIBIT A

                                PRICING SCHEDULE

         The Applicable Margin for Floating Rate Loans, Eurodollar Loans and Multicurrency Loans, the Facility Fee payable pursuant to Section 2.5 and the Letter of Credit Fee payable pursuant to Section 2.15.6 shall, subject to the last sentence of this Exhibit A, be determined in accordance with the Pricing Matrix set forth below based on the Company's Total Debt to Capitalization Ratio in effect from time to time.

Pricing Matrix (in basis points)


         -------------------------------------------------------------------------------------------------------------
         Level                     Total Debt to                 Facility Fee   Floating Rate   Applicable Eurodollar/
                                   Capitalization                               Margin for      Eurocurrency Margin
                                        Ratio                                   Revolving       for Revolving Credit
                                                                                Credit Loans    Loans, Multicurrency
                                                                                                Loans and Letter of
                                                                                                Credit Fees
         -------------------------------------------------------------------------------------------------------------
         I        Less than 25%                                    8.0 b.p.        0.0 b.p.     27.0 b.p.
         -------------------------------------------------------------------------------------------------------------
         II       Greater than or equal to 25% but Less than 35%   10.0 b.p.       0.0 b.p.     35.0 b.p
         -------------------------------------------------------------------------------------------------------------
         III      Greater than or equal to 35% but Less than 45%   15.0 b.p.       0.0 b.p.     40.0 b.p.
         -------------------------------------------------------------------------------------------------------------
         IV       Greater than or equal to 45%                     20.0 b.p.       0.0 b.p.     55.0 b.p.
         -------------------------------------------------------------------------------------------------------------

         If the Aggregate Total Outstandings of all Lenders exceeds 33%, but is less than 66%, of the Aggregate Commitments of all Lenders, the Eurodollar, Eurocurrency and Letter of Credit Fee Applicable Margin will increase by 7.5 basis points at every level on the Pricing Matrix. If the Aggregate Total Outstandings of all Lenders equals or exceeds 66% of the Aggregate Commitmeents of all Lenders, the Eurodollar, Eurocurrency and Letter of Credit Fee Applicable Margin will increase by 15 basis points at every level on the Pricing Matrix.

         Such Applicable Margin shall be determined in accordance with the foregoing Pricing Matrix based on the Company's level as reflected in the most recent financial statements of the Company delivered pursuant to Section 6.1.(i) and (ii) of the Loan Agreement. Adjustments, if any, to the Applicable Margin shall be effective 50 days after the end of each of the first three fiscal quarters of each fiscal year of he Company and 95 days after the end of each fiscal year of the Company, commencing with the first such day after the Effective Date. If the Borrower fails to deliver the financials statements required pursuant to Section 6.1(i) or (ii) at the time required or any other Default has occurred and is continuing, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing Pricing Matrix until such Default is cured or waived under the Agreement. Notwithstanding the foregoing, the Applicable Margin for the period from the Effective Date until it shall be adjusted for the first time shall be the Level __ Applicable Margin described above.

                                   EXHIBIT B


                                  OPINIONS FOR
                         DOMESTIC SUBSIDIARY BORROWERS

         1. The Domestic Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of _________________ [specify the jurisdiction of its organization] (the "JURISDICTION").

         2. The Domestic Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party (collectively, the "Domestic Subsidiary Loan Documents") and to borrow under the Loan Agreement. The Domestic Subsidiary Borrower has taken all necessary corporate and other action to authorize the performance of its obligations under the Domestic Subsidiary Loan Documents and to authorize the execution, delivery and performance of the Domestic Subsidiary Loan Documents.

         3. Except for consents, authorizations, approvals, notices and filings described on the attached Schedule 1, if any, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the borrowings by the Domestic Subsidiary Borrower under the Domestic Subsidiary Loan Documents or with the execution, delivery, performance, validity or enforceability of any of the Domestic Subsidiary Loan Documents.

         4. The Domestic Subsidiary Loan Documents have been duly executed and delivered on behalf of the Domestic Subsidiary Borrower.

         5. The execution and delivery of the Domestic Subsidiary Loan Documents by the Domestic Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Domestic Subsidiary Borrower with any of the provisions thereof, the borrowings under the Loan Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law applicable to the Domestic Subsidiary Borrower and
(b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law.

         6. In any action or proceeding arising out of or relating to the Domestic Subsidiary Loan Documents in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Domestic Subsidiary Loan Documents wherein the parties thereto agree that the Domestic Subsidiary Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan.

         7. The submission by the Domestic Subsidiary Borrower to the non-exclusive jurisdiction of any Michigan State court or United States federal court sitting in Detroit, Michigan is valid and binding under the laws of the Jurisdiction.

                                   EXHIBIT C

                                  OPINIONS FOR
                          FOREIGN SUBSIDIARY BORROWERS

         1. The Foreign Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of __________________ [specify the jurisdiction of its organization] (the "JURISDICTION").

         2. The Foreign Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Loan Agreement and the other Loan Documents to which it is a party (collectively, the "Foreign Subsidiary Loan Documents") and to borrow under the Loan Agreement. The Foreign Subsidiary Borrower has taken all necessary corporate and other action to authorize the performance of its obligations under the Foreign Subsidiary Loan Documents and to authorize the execution, delivery and performance of the Foreign Subsidiary Loan Documents.

         3. Except for consents, authorizations, approvals, notices and filings described on the attached Schedule 1, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the borrowings by the Foreign Subsidiary Borrower under the Foreign Subsidiary Loan Documents or with the execution, delivery, performance, validity or enforceability of any of the Foreign Subsidiary Loan Documents.

         4. The Foreign Subsidiary Loan Documents have been duly executed and delivered on behalf of the Foreign Subsidiary Borrower.

         5. The execution and delivery of the Foreign Subsidiary Loan Documents by the Foreign Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Foreign Subsidiary Borrower with any of the provisions thereof, the borrowings under the Loan Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law applicable to the Foreign Subsidiary Borrower and
(b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law.

         6. There are no taxes imposed by the Jurisdiction (a) on or by virtue of the execution, delivery, enforcement or performance of the Foreign Subsidiary Loan Documents and or (b) on any payment to be made by the Foreign Subsidiary Borrower pursuant to the Foreign Subsidiary Loan Documents other than any Non-Excluded Taxes payable by the Foreign Subsidiary Borrower as provided in the Loan Agreement.

         7. To ensure the legality, validity, enforceability or admissibility in evidence of the Foreign Subsidiary Loan Documents it is not necessary that any Foreign Subsidiary Loan Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court of other authority of the Jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Foreign Subsidiary Loan Documents, except for those described on Schedule 1 hereto, all of which have been duly made.

         8. The Foreign Subsidiary Loan Documents are in proper legal form under the laws of the Jurisdiction for the enforcement thereof against the Foreign Subsidiary Borrower under the laws of the Jurisdiction.

         9. In any action or proceeding arising out of or relating to the Foreign Subsidiary Loan Documents in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Foreign Subsidiary Loan Documents wherein the parties thereto agree that the Foreign Subsidiary Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan.

         10. It is not necessary under the laws of the Jurisdiction (a) in order to enable the Agent and the Lenders or any of them to enforce their respective rights of the Foreign Subsidiary Loan Documents or (b) by reason of the execution of the Foreign Subsidiary Loan Documents or the performance of the Foreign Subsidiary Loan Documents that any of them should be licensed, qualified or entitled to carry on business in the Jurisdiction.

         11. Neither the Agent nor any of the Lenders will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Jurisdiction merely by reason of the execution of the Foreign Subsidiary Loan Documents or the performance or enforcement of any thereof. The performance by the Agent and the Lenders or any of them of any action required or permitted under the Foreign Subsidiary Loan Documents will not violate any law or regulation, or be contrary to the public policy, of the Jurisdiction.

         12. If any judgment of a competent court outside the Jurisdiction were rendered against the Foreign Subsidiary Borrower in connection with any action arising out of or relating to the Foreign Subsidiary Loan Documents, such judgment would be recognized and could be sued upon in the courts of the Jurisdiction, and such courts could grant a judgment which would be enforceable against the Foreign Subsidiary Borrower in the Jurisdiction without any retrial unless it is shown that (a) the foreign court did not have jurisdiction in accordance with its jurisdictional rules, (b) the party against whom the judgment of such foreign court was obtained had no notice of the proceedings or
(c) the judgment of such foreign court was obtained through collusion or fraud or was based upon clear mistake of fact or law.

         13. The submission by the Foreign Subsidiary Borrower to the non-exclusive jurisdiction of any Michigan State court or United States federal court sitting in Detroit, Michigan is valid and binding under the laws of the Jurisdiction.

                                   EXHIBIT D

                               GUARANTY AGREEMENT

                                    PARTIES
                                    -------

         THIS GUARANTY AGREEMENT, dated as of December 1, 1999 (this "Guaranty"), is made by each of the undersigned (collectively, the "Guarantors") in favor of each of the Lenders as defined below.

                                    RECITALS
                                    --------

         A. Diebold, Incorporated, an Ohio corporation (the "Company"), the Subsidiary Borrowers from time to time parties thereto (the "Subsidiary Borrowers", and together with the Company, the "Borrowers"), the lenders from time to time parties hereto (the "Lenders"), and Bank One, Michigan, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent") have executed a Loan Agreement dated as of the date hereof (as amended or modified from time to time, and together with any agreement executed in replacement therefor or otherwise refinancing such credit agreement, the "Loan Agreement", and the Loan Agreement, the Loan Documents (as defined in the Loan Agreement), any Rate Hedging Agreements among any Borrowers and any Lenders or their Affiliates, and all other agreements and instruments among the Borrowers, the Agent and the Lenders, or any of them, executed in connection therewith, whether now or hereafter executed, and any supplements or modifications thereof and any agreements or instruments issued in exchange or replacement therefor, collectively referred to as the "Agreements").

         B. Pursuant to the terms of the Agreements the Lenders have agreed to make certain extensions of credit to the Borrowers.

         C. Each Guarantor is an affiliate of the Borrowers, the Borrowers and the Guarantors are engaged in related businesses, and the Guarantors have derived or will derive substantial direct and indirect benefit from the making of the extensions of credit by the Lenders.

         D. The obligation of the Lenders to make or continue to make certain extensions of credit under the Loan Agreement are conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty, and the extensions of credit under the Loan Agreement were made in reliance upon the issuance of this Guaranty.

                                   AGREEMENT
                                   ---------

         In consideration of the premises and to induce the Lenders to make loans, extend credit or make other financial accommodations, and to continue to keep such credit and other financial accommodations available to the Borrowers, each Guarantor hereby agrees with and for the benefit of the Lenders as follows:

         1. DEFINED TERMS. As used in this Guaranty, terms defined in the first paragraph of this Guaranty and in the recital paragraphs are used herein as defined therein, and the following terms shall have the following meanings:

            "Cumulative Guarantors" shall mean the Guarantors and all other future guarantors of the Guaranteed Obligations.

            "Guaranteed Obligations" shall mean all indebtedness, obligations and liabilities of any kind of each of the Borrowers to any of the Lenders or the Agent in connection with or pursuant to the Agreements, including without limitation, all principal, interest (including but without limitation interest which, but for the filing of a bankruptcy petition, would have accrued on the principal amount of the Guaranteed Obligations), reimbursement obligations, indemnity obligations, charges, fees and costs and expenses, including without limitation reasonable fees and expenses of counsel, in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise.

All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         2. GUARANTEE. (a) Each Guarantor hereby guarantees to the Lenders and the Agent, irrevocably, absolutely and unconditionally, as primary obligor and not as surety only, the prompt and complete payment of the Guaranteed Obligations. Notwithstanding the foregoing or anything else herein to the contrary, any Guarantor that is a Foreign Subsidiary shall guarantee only the Guaranteed Obligations consisting of Obligations of Foreign Subsidiary Borrowers organized in the jurisdiction in which such Guarantor is organized.

            (b) All payments to be made under this Guaranty (except pursuant to paragraph (c) below) shall be made to each Lender pro rata in accordance with the unpaid amount of Guaranteed Obligations held by each Lender at the time of such payment.

            (c) The Guarantors agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Agent or any Lender in connection with enforcing the obligations of any of the Guarantors hereunder, including without limitation the reasonable fees and disbursements of counsel.

         3. CONSENTS TO RENEWALS, MODIFICATIONS AND OTHER ACTIONS AND EVENTS. This Guaranty and all of the obligations of the Guarantors hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Guaranteed Obligations or any Agreement; (b) any extension, indulgence, increase in the Guaranteed Obligations or other action or inaction in respect of any of the Agreements or otherwise with respect to the Guaranteed Obligations, or any acceptance of security for, or other guaranties of, any of the Guaranteed Obligations or Agreements, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage of or realizing upon any other guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Agreements; (d) any waiver by any Lender or the Agent or any other person of any required performance or otherwise of any

                               GUARANTY AGREEMENT
condition precedent or waiver of any requirement imposed by any of the Agreements, any other guaranties or otherwise with respect to the Guaranteed Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any other guaranty or any of the Agreements; (f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition of any shares of Capital Stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower or any other guarantor of the Guaranteed Obligations; (h) the release or discharge of any Borrower or Guarantor from the performance or observance of any agreement, covenant, term or condition under any of the Guaranteed Obligations or contained in any of the Agreements, of any Cumulative Guarantor or of this Guaranty, by operation of law or otherwise; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Guarantor hereunder, including without limitation any act or omission by any Lender or the Agent or any other any person which increases the scope of any Guarantor's risk; and in each case described in this paragraph whether or not any Guarantor shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Guarantor. Each Guarantor warrants to the Lenders and the Agent that it has adequate means to obtain from each Borrower on a continuing basis information concerning the financial condition and other matters with respect to each Borrower and that it is not relying on any Lender or the Agent to provide such information either now or in the future.

         4. WAIVERS, ETC. Each Guarantor unconditionally waives: (a) notice of any of the matters referred to in Paragraph 3 above; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any Lender or the Agent, including, without limitation, notice to the Guarantors of default, presentment to and demand of payment or performance from any Borrower and protest for non-payment or dishonor; (c) any right to the exercise by any Lender or the Agent of any right, remedy, power or privilege in connection with any of the Agreements; (d) any requirement of diligence or marshaling on the part of any Lender or the Agent; (e) any requirement that any Lender or the Agent, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, any Borrower or any other Cumulative Guarantor before demanding payment under or seeking to enforce this Guaranty; (f) any right to notice of the disposition of any security which any Lender or the Agent may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with any Lender's or the Agent's administration of any of the Guaranteed Obligations, any of the Agreements or any other Cumulative Guarantor, or any other act or omission of any Lender or the Agent which changes the scope of such Guarantor's risk. The obligations of each Guarantor hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

         5. NATURE OF GUARANTY; PAYMENTS. This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not a guaranty of collection, and is wholly independent of and in addition to other rights and remedies of any Lender or the Agent with respect to any Borrower, any collateral, any Cumulative Guarantor or otherwise, and it is not contingent upon the pursuit by any Lender or the Agent of any such rights and remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor hereunder shall be continuing and shall continue (regardless of any statute of

                               GUARANTY AGREEMENT
limitations otherwise applicable) and cover and include all the Guaranteed Obligations of each Borrower accruing or in the process of accruing to the Lenders or the Agent before the Agent delivers to the Guarantors a release of this Guaranty, which is in writing, refers specifically to this Guaranty, and is signed by a President, a Senior Vice President, or a Vice President of the Agent. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and irrevocable payment and performance of all of the Guaranteed Obligations and the expiration or termination of all the Agreements. All payments to be made by the Guarantors hereunder shall be made without set-offs or counterclaim, and each Guarantor hereby waives the assertion of any such set-offs or counterclaims in any proceeding to enforce its obligations hereunder. All payments to be made by each Guarantor hereunder shall also be made without deduction or withholding for, or on account of, any present or future taxes or other similar charges of whatsoever nature, provided that if any Guarantor is nevertheless required by law to make any deduction or withholding, such Guarantor shall pay to the Lenders and the Agent such additional amounts as may be necessary to ensure that the Lenders and the Agent shall receive a net sum equal to the sum which it would have received had no such deduction or withholding been made. Each Guarantor agrees that, if at any time all or any part of any payment previously applied by any Lender or the Agent to any of the Guaranteed Obligations must be returned by such Lender or the Agent for any reason, whether by court order, administrative order, or settlement and whether as a "voidable preference", "fraudulent conveyance" or otherwise, each Guarantor remains liable for the full amount returned as if such amount had never been received by such Lender or the Agent, notwithstanding any termination of this Guaranty or any cancellation of any of the Agreements and the Guaranteed Obligations and all obligations of each Guarantor hereunder shall be reinstated in such case.

         6. EVIDENCE OF GUARANTEED OBLIGATIONS. Each Lender's and the Agent's books and records showing the Guaranteed Obligations shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the Guaranteed Obligations due from the Borrowers and shall constitute prima facie proof, absent manifest error, of the Guaranteed Obligations of the Borrowers to such Lender or the Agent, as well as the obligations of each Guarantor to such Lender or the Agent.

         7. SUBORDINATION, SUBROGATION, CONTRIBUTION, ETC. Each Guarantor agrees that all present and future indebtedness, obligations and liabilities of the Borrowers to such Guarantor shall be fully subordinate and junior in right and priority of payment to any indebtedness of the Borrowers to the Lenders, and no Guarantor shall have any right of subrogation, contribution (including but without limitation the contribution and subrogation rights granted below), reimbursement or indemnity whatsoever nor any right of recourse to security for the debts and obligations of the Borrowers unless and until all Guaranteed Obligations shall have been paid in full, such payment is not subject to any possibility of revocation or rescission and all Agreements have expired or been terminated. Subject to the preceding sentence, if any Guarantor makes a payment in respect of the Guaranteed Obligations it shall be subrogated to the rights of the payee against the Borrowers with respect to such payment and shall have the rights of contribution set forth below against all other Cumulative Guarantors and each Guarantor agrees that all other Cumulative Guarantors shall have the rights of contribution against it set forth below. If any Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Guarantors an amount such that the net payments made by the Cumulative



                               GUARANTY AGREEMENT

Guarantors in respect of the Guaranteed Obligations shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Cumulative Guarantors are in proportion to the amounts of their respective Payment Shares, such Guarantor shall, when permitted by the first sentence of this Section 7, pay to the other Cumulative Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Cumulative Guarantors pro rata in proportion to their respective Payment Shares.

         For purposes of this Guaranty, the "Payment Share" of any Cumulative Guarantor shall be the sum of (a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date, as hereinafter defined), plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to all of the Cumulative Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Guaranty (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Cumulative Guarantors, determined for each Cumulative Guarantor on the respective effective date of the guaranty signed by such Cumulative Guarantor.

         8. ASSIGNMENT BY LENDERS. Each Lender and the Agent shall have the right to assign and transfer this Guaranty to any assignee of any portion of the Guaranteed Obligations. Each Lender's and the Agent's successors and assigns hereunder shall have the right to rely upon and enforce this Guaranty.

         9. JOINT AND SEVERAL OBLIGATIONS. The obligations of the Guarantors hereunder and all other Cumulative Guarantors shall be joint and several and each Guarantor shall be liable for all of the Guaranteed Obligations to the extent provided herein regardless of any other Cumulative Guarantors, and each Lender and the Agent shall have the right, in its sole discretion to pursue its remedies against any Guarantor without the need to pursue its remedies against any other Cumulative Guarantor, whether now or hereafter in existence, or against any one or more Cumulative Guarantors separately or against any two or more jointly, or against some separately and some jointly.

         10. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to the Lenders and the Agent that:

             (a) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor, or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such Guarantor;

                               GUARANTY AGREEMENT

             (b) this Guaranty constitutes a legal, valid and binding agreement of each Guarantor, enforceable against the Guarantor in accordance with its terms;

             (c) as of the date hereof, each of the following is true and correct for each Guarantor: (i) the fair saleable value and the fair valuation of such Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) each Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) each Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and

             (d) the Borrowers, the Guarantors and the other affiliates of the Borrowers are engaged as an integrated group in related businesses; that the integrated operation requires financing on such a basis that credit supplied to the Borrowers can be made available from time to time to various subsidiaries of the Borrowers, as required for the continued successful operation of the integrated group as a whole; and that each Guarantor has requested the Lenders to continue to lend and to make credit available to the Borrowers for the purpose of financing the integrated operations of the Borrowers and its subsidiaries, including each Guarantor, with each Guarantor expecting to derive benefit, direct or indirectly, from the loans and other credit extended by the Lenders to the Borrowers, both in such Guarantor's separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole. Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.

         11. BINDING ON SUCCESSORS AND ASSIGNS. This Guaranty shall be the valid, binding and enforceable obligation of the Guarantors and their successors and assigns.

         12. INDEMNITY. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with each Lender and the Agent that, should the Guaranteed Obligations not be recoverable from any Guarantor as guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any of the Guaranteed Obligations or the Agreements being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender or the Agent at any time, each Guarantor as original and independent obligor, upon demand by the Agent, will make payment to the Lenders and the Agent of the Guaranteed Obligations by way of a full indemnity.

         13. CUMULATIVE RIGHTS AND REMEDIES, ETC. The obligations of each Guarantor under this Guaranty are continuing obligations and a new cause of action shall arise in respect of each default hereunder. No course of dealing on the part of any Lender or the Agent, nor any delay or failure on the part of any Lender or the Agent in exercising any right, power or privilege hereunder, shall operate as a waiver of such right, power, or privilege or otherwise prejudice the Lenders' or the Agent's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any

                               GUARANTY AGREEMENT

Lender or the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders and the Agent may be exercised from time to time and as often as may be deemed expedient by any Lender or the Agent.

         14. SEVERABILITY. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby, and any provision hereunder found partially unenforceable shall be interpreted to be enforceable to the fullest extent possible. If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under any fraudulent conveyance or transfer laws or similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantified economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, and (iii) the maximum amount of which this Guaranty is determined to be enforceable.

         15. MERGER; AMENDMENTS; HEADINGS. This Guaranty is intended as a final expression of the subject matter hereof and is also intended as a complete and exclusive statement of the terms hereof. Each Guarantor's liability hereunder is independent of and in addition to its liability under any other guaranty previously of subsequently executed. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty. None of the terms and provisions of this Guaranty may be waived, altered, modified or amended in any way except by an instrument in writing executed by duly authorized officers of the Agent and the Guarantors. The headings of the various paragraphs hereof are for the convenience of reference only and shall in no way modify any of the terms hereof.

         16. CHOICE OF LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN.

         17. WAIVER OF JURY TRIAL. EACH GUARANTOR, AND THE AGENT AND EACH LENDER IN ACCEPTING THIS GUARANTY, HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         18. SUBMISSION TO JURISDICTION; WAIVERS. (a) Each Guarantor hereby irrevocably and unconditionally:



                               GUARANTY AGREEMENT

               (i) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect hereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at the address specified in Section 19, or at such other address of which the Agent shall have been notified pursuant thereto;

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         19. NOTICES. Any notice, demand, consent or request given or made to each Guarantor by any Lender or the Agent shall be deemed to have been duly given or made if sent in writing (including telecommunications) to such Guarantor to the address or telex or telecopy number set forth below the name of such Guarantor on the signature page hereof, or at such other address or telex or telecopy number as such Guarantor may hereafter specify to the Agent in writing. All notices or other communications sent by means of telecopy, telex or other wire transmission shall be made with request for assurance of receipt in a manner typical with respect to communications of that type. Written notices or other communications shall be deemed delivered upon receipt if delivered by hand or by telecopy, three Business Days after mailing if mailed, or one Business Day after deposit with an overnight courier service if delivered by overnight courier. Notices or other communications delivered by hand shall be deemed delivered upon receipt.

                               GUARANTY AGREEMENT

EXECUTED and effective as of the day and year first above written.

                             DIEBOLD INVESTMENT COMPANY


                             By:____________________________________

                                     Title:_________________________

                                     Wilmington Trust Company
                                     Rodney Square North
                                     1100 North Market St.
                                     Wilmington, DE 19890

                             DIEBOLD FINANCE COMPANY, INC.


                             By:____________________________________

                                     Title:_________________________

                                     Wilmington Trust Company
                                     Rodney Square North
                                     1100 North Market St.
                                     Wilmington, DE 19890

                             DIEBOLD CREDIT CORPORATION


                             By:____________________________________

                                     Title:_________________________

                                     Diebold, Incorporated
                                     5995 Mayfair Rd.
                                     North Canton, OH 44720


                               GUARANTY AGREEMENT

                             DIEBOLD SST HOLDING COMPANY, INC.

                             By:____________________________________

                                     Title:_________________________

                                     Diebold, Incorporated
                                     5995 Mayfair Rd.
                                     North Canton, OH 44720


                             DIEBOLD SELF-SERVICES SYSTEMS

                             By:____________________________________

                                     Title:_________________________

                                     Diebold, Incorporated
                                     5995 Mayfair Rd.
                                     North Canton, OH 44720

                             DIEBOLD HOLDING COMPANY, INC.

                             By:____________________________________

                                     Title:_________________________

                                     Diebold, Incorporated
                                     5995 Mayfair Rd.
                                     North Canton, OH 44720

                               GUARANTY AGREEMENT

                             DIEBOLD MEXICO HOLDING COMPANY, INC.

                             By:____________________________________

                                     Title:_________________________

                                     Diebold, Incorporated
                                     5995 Mayfair Rd.
                                     North Canton, OH 44720

                             DIEBOLD LATIN AMERICA HOLDING COMPANY,
                             INC.

                             By:____________________________________

                                     Title:_________________________

                                     Diebold, Incorporated
                                     5995 Mayfair Rd.
                                     North Canton, OH 44720


                               GUARANTY AGREEMENT

                                   EXHIBIT E

                               JOINDER AGREEMENT

         THIS JOINDER AGREEMENT, dated as of ____________, ____, is entered into by _______________ (the "New Subsidiary Borrower") pursuant to the Loan Agreement dated as of December 1, 1999 (as amended or modified from time to time, the "Loan Agreement"), among Diebold, Incorporated (the "Company"), the Subsidiary Borrowers party thereto, the Lenders party thereto and Bank One, Michigan, as Agent.

                                  WITNESSETH:

         WHEREAS, the parties to this Joinder Agreement wish to designate the New Subsidiary Borrower as a Subsidiary Borrower under the Loan Agreement in the manner hereinafter set forth; and

         WHEREAS, this Joinder Agreement is entered into pursuant to the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. The New Subsidiary Borrower hereby acknowledges that it has received and reviewed a copy of the Loan Agreement and the other Loan Documents and unconditionally agrees to: (a) join the Loan Agreement and the other Loan Documents as a Subsidiary Borrower, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a Subsidiary Borrower in the Loan Agreement and the other Loan Documents; and (c) perform all obligations required of it as a Subsidiary Borrower by the Loan Agreement and the other Loan Documents.

         2. The New Subsidiary Borrower hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, the Loan Agreement and any other Loan Document are true and correct on the date hereof.

         3. The address and jurisdiction of incorporation of the New Subsidiary Borrower is set forth in Schedule A to this Joinder Agreement.

         4. The Company agrees that its guarantee contained in Article IX of the Loan Agreement shall remain in full force and effect after giving effect to this Joinder Agreement, including without limitation after including the New Subsidiary Borrower as a Subsidiary Borrower under the Loan Agreement.

         5. This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan.

         6. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         7. This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement.

         IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the day and year set forth above.

                                    __________________________,
                                    as a Subsidiary Borrower

                                    By:________________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                    DIEBOLD, INCORPORATED

                                    By:________________________________
                                    Name: _____________________________
                                    Title: ____________________________


Accepted and Acknowledged:
--------------------------

BANK ONE, MICHIGAN,
as Agent

By:________________________________
Name: _____________________________
Title: ____________________________

                                   SCHEDULE A
                                   ----------

                           ADMINISTRATIVE INFORMATION

                                  EXHIBIT F-I

                             REVOLVING CREDIT NOTE

_______________                                           ______________,_______

         ____________________________ ("Borrower"), unconditionally promises to pay to the order of ________________ ("Lender") on or before the Facility Termination Date (as defined in the Loan Agreement hereinafter referred to) for the account of its applicable Lending Installation the principal sum of ___________________ or the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Agreement whichever is less, in immediately available funds at the Lending Installation of the Agent designated by the Agent for the Borrower, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement.

         The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Revolving Credit Loan, the date and amount of each principal payment and the date to which payment of this Note has been extended, provided, however, that failure to do so shall not affect the Borrower's obligation to pay amounts due hereunder.

         The Borrower expressly waives any presentments, demand, protest or notice in connection with this Revolving Credit Note now, or hereafter, required by applicable law.

         This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to the provisions of the Loan Agreement dated as of December 1, 1999 among Diebold, Incorporated, the Subsidiary Borrowers party thereto, the Lenders party thereto, and Bank One, Michigan, as Agent, as it may be amended from time to time (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Revolving Credit Note may be prepaid or its maturity date extended or accelerated.

         The Revolving Credit Note shall be construed in accordance with and governed by the laws of Michigan applicable to contracts made and performed in Michigan by a Michigan borrower and a Michigan banking corporation located in Michigan, as lender.


                                       _______________________________

                                       By: ___________________________

                                       Title: ________________________

                                  EXHIBIT F-2

                                   TERM NOTE
_______________                                           ______________,_______

         ____________________("Borrower"), unconditionally promises to pay to the order of ________________("Lender") on or before the Maturity Date (as defined in the Loan Agreement hereinafter referred to) for the account of its applicable Lending Installation the principal sum of__________________ (_____________) or the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Agreement whichever is less, in immediately available funds at the Lending Installation of the Agent designated by the Agent for the Borrower, together with principal installments and interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement.

         The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Term Loan, the date and amount of each principal payment and the date to which payment of this Note has been extended, provided, however, that failure to do so shall not affect the Borrower's obligation to pay amounts due hereunder.

         The Borrower expressly waives any presentments, demand, protest or notice in connection with this Term Note now, or hereafter, required by applicable law.

         This Term Note is one of the Term Notes issued pursuant to the provisions of the Loan Agreement dated as of December 1, 1999 among Diebold, Incorporated, the Subsidiary Borrowers party thereto, the Lenders party thereto, and Bank One, Michigan, as Agent, as it may be amended from time to time (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Term Note may be prepaid or its maturity date extended or accelerated.

         The Term Note shall be construed in accordance with and governed by the laws of Michigan applicable to contracts made and performed in Michigan by a Michigan borrower and a Michigan banking corporation located in Michigan, as lender.

                                       _______________________________

                                       By: ___________________________

                                       Title: ________________________

                                   EXHIBIT G

                                December 1, 1999

To:  The Agent and each Lender
     party to the Credit Agreement
     referred to below

         Re: Diebold Incorporated Credit Facility With Bank One, Michigan
             ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for Diebold Investment Company, a Delaware corporation, Diebold Credit Corporation, a Delaware corporation, Diebold Holding Company, Inc., a Delaware corporation. Diebold SST Holding Company, a Delaware corporation, Diebold Self-Service Systems, a New York general partnership, Diebold Mexico Holding Company, Inc., a Delaware corporation, Diebold Latin America Holding Company, Inc., a Delaware corporation, and Diebold Finance Company, Inc., a Delaware corporation (collectively, the "GUARANTORS"), and Diebold, Incorporated, an Ohio corporation ("DIEBOLD", and, collectively with the Guarantors, the "LOAN PARTIES"), in connection with the Credit Agreement dated as of December 1 , 1999 (the "CREDIT AGREEMENT") by and among Diebold, certain Subsidiary Borrowers from time to time party thereto, the lenders party thereto (collectively, the "LENDERS"), and Bank One, Michigan as agent (the "AGENT"). This opinion is delivered to you at the request of Diebold pursuant to subsection 4.1(e) of the Credit Agreement. Capitalized terms used in this letter and not otherwise defined have the meanings assigned to such terms in the Credit Agreement. With your permission, all assumptions and statements of reliance in this letter have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed in this letter, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of the opinions expressed below. We have examined among other documents, the following:

         (a)  an executed copy of the Credit Agreement;

         (b)  an executed copy of the Guaranty; and

December 1, 1999
Page 2


         (c) an Officer's Certificate for the Loan Parties delivered to us in connection with this letter, a copy of which is attached as Annex A (the "OFFICER'S CERTIFICATE").

The documents referred to in items (a) and (b) above are collectively referred to in this letter as the "DOCUMENTS".

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed in this letter, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and written statements and other information of or from representatives of the Loan Parties and others and assume compliance on the part of all parties (other than the Loan Parties) to the Documents with their covenants and agreements contained in such Documents. We have relied solely upon certificates of public officials as to the factual matters set forth therein and, as to the opinions expressed in paragraph 1 below, as to the legal conclusions expressed therein. With respect to the opinion expressed in paragraph 2 below, we have relied solely upon an officer's certificate delivered to us by Diebold Holding Company, Inc. and Diebold SST Holding Company, Inc. With respect to the opinions expressed in paragraphs 3 and 6 below, our opinions are limited (i) to our actual knowledge, if any, of the Loan Parties' specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (ii) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

         To the extent it may be relevant to the opinions expressed in this letter, we have assumed that the parties to the Documents other than the Loan Parties have the power to enter into and perform such Documents and to consummate the transactions contemplated by such Documents and that such Documents have been duly authorized, executed and delivered by. and constitute legal, valid and binding obligations of, such parties.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth in this letter, we are of the opinion that:

         1. Each Loan Party (other than Diebold Self-Service Systems) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation as of the dates listed for such corporation on the attached Annex B.

         2. Diebold Self-Service Systems is a general partnership, continued tinder the laws of the State of New York, between Diebold Holding Company, Inc. and Diebold SST Holding Company.

         3. Each Loan Party has the organizational power and authority to conduct its business substantially as described in the Officer's Certificate.

December 1,1999
Page 3

         4. The execution, delivery and performance by each Loan Party of the Documents (i) have been authorized by all necessary corporate (or, with respect to Diebold Self-Service Systems, partnership) action by such entity and (ii) do not contravene any provision of the certificate or articles of incorporation or bylaws (or with respect to Diebold Self-Service Systems, its amended and restated partnership agreement) of such Loan Party.

         5. The execution, delivery and performance by each Loan Party of the Documents to which it is party (i) do not violate any agreement binding upon such Loan Party or its property or any court decree or order binding upon such Loan Party or its property (this opinion being limited (1) to those agreements, decrees or orders that have been identified to us in the Officer's Certificate other than agreements related to the Industrial Revenue Bonds identified therein and (2) in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement not so identified to us or arising under or based upon any covenant of a financial or numerical nature or requiring computation), and (ii) will not result in or require the creation or imposition of any security interest or lien upon any of their respective properties under the provisions of any agreement or order binding upon such corporation or its properties other than any rights of set-off or other liens in favor of the Agent or the Lenders arising under any of the Documents or applicable law (this opinion being limited to those agreements and orders that have been identified to us in the Officer's Certificate other than agreements related to the Industrial Revenue Bonds identified therein).

         6. The execution and delivery to the Agent and the Lenders by each Loan Party of the Documents to which such Loan Party is a party, the obtaining of any Loans and Letters of Credit thereunder, and the performance by each Loan Party of its obligations under such Documents do not violate the Delaware General Corporation Law (the "DGCL"), the Ohio General Corporation Law the New York Partnership Law, or any present law or present regulation of any governmental agency or authority of the United States of America known by us to be applicable to such Loan Party or its property.

         7. The execution and delivery to the Agent and the Lenders by each Loan Party of the Documents to which such Loan Party is a party, the obtaining of any Loans and Letters of Credit thereunder, and the performance by each Loan Party of its obligations under such Documents do not require under present law any filing or registration by such Loan Patty with, or approval or consent to such Loan Party of, any governmental agency or authority of the States of Delaware, New York, Ohio or the United States of America that has not been made or obtained except those required in the ordinary course of business.

         8. Each of the Documents to which any Loan Party is a party has been duly executed and delivered on behalf of such Loan Party.

         We express no opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law.

December 1, 1999
Page 4

         The opinions expressed in this letter are limited to the federal law of the United States America, the DGCL, the New York Partnership Law and the Ohio General Corporation Law.

         We express no opinion as to the compliance or noncompliance, or the effect of compliance or noncompliance, of the addressee of this letter with any state or federal laws regulations applicable to it by reason of its status as or affiliation with a federally insured deposit institution.

         The opinions expressed in this letter are solely for the benefit of the Agent and each Lender in connection with the transactions referred to in this letter and may not be relied on by the Age or any Lender for any other purpose, in any manner or for any purpose by any other person or entity provided, that the Agent and each Lender may provide this opinion to each participant and permitted assignee under the Documents and such participants and assignees may rely on this opinion.

                                            Very truly yours,



                                            Jones, Day, Reavis & Pogue

                                    ANNEX A


                             DIEBOLD, INCORPORATED
                              AND ITS SUBSIDIARIES

                             Officer's Certificate
                             ---------------------

         Reference is made to the opinion letter of Jones, Day, Reavis & Pogue (the "OPINION") delivered in connection with the Credit Agreement dated as of December 1, 1999 by and among Diebold, Incorporated and certain Subsidiary Borrowers from time to time party thereto, as borrowers, the lenders party thereto, as lenders, and Bank One, Michigan as agent. Capitalized terms used in this certificate and not otherwise defined have the meanings assigned to such terms in the Opinion.

         The undersigned officer of each Loan Party certifies, in connection with the execution, delivery and performance by the Loan Parties of the Documents, the consummation of the transactions contemplated by the Documents and the Opinion, as follows:

         1. Attached as Schedule I for each Loan Party is a list of(i) all indentures, mortgages, deeds of trust, security or pledge agreements, guarantees, loan or credit agreements and other agreements or instruments and
(ii) all decrees and orders, in each case in clause (i) and (ii) above, to which such Loan Party is a party or that are otherwise binding upon such Loan Party or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or that otherwise would or could have the effect of (a) restricting the types of provisions that any other agreement to which such Loan Party becomes a party may contain, (b) restricting the conduct of such Loan Party's business, the incurrence of indebtedness, guarantees or other liabilities or obligations, the creation of liens upon any of such Loan Party's property or assets or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Documents or (c) resulting in, or requiring the creation or imposition of, any lien upon any of such Loan Party's assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents. A true and complete copy of each of the above agreements, instruments, documents, decrees and orders has been previously furnished to Jones, Day, Reavis & Pogue. No default or event of default or violation of any such agreements, instruments, decrees or orders exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated by the Documents, will exist.

         2. The nature of each Loan Party's business and the purposes of each Loan Party is described for such Loan Party and attached as Schedule II. The Loan Parties are not engaged in any activity or business not permitted under those provisions of its constitutive documents specifying the nature of such Loan Party's business and the purposes of such Loan Party. No Loan Party engages or proposes to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not generally applicable to business corporations, other than the licensing requirements which Diebold must satisfy in numerous state and local jurisdictions to engage in its businesses of electronic security sales, installation and repair business and alarm monitoring in those jurisdictions.

         Executed and delivered as of the 1st day of December, 1999.


                              DIEBOLD, INCORPORATED


                              By:_________________________________
                              Title:______________________________


                              DIEBOLD INVESTMENT COMPANY


                              By:_________________________________
                              Title:______________________________


                              DIEBOLD CREDIT CORPORATION


                              By:_________________________________
                              Title:______________________________


                              DIEBOLD HOLDING COMPANY, INC.


                              By:_________________________________
                              Title:______________________________



                              DIEBOLD SST HOLDING COMPANY


                              By:_________________________________
                              Title:______________________________

                              DIEBOLD SELF-SERVICE SYSTEMS


                              By:_________________________________
                              Title:______________________________


                              DIEBOLD MEXICO HOLDING COMPANY, INC.


                              By:_________________________________
                              Title:______________________________


                              DIEBOLD LATIN AMERICA HOLDING COMPANY, INC.


                              By:_________________________________
                              Title:______________________________


                              DIEBOLD FINANCE COMPANY, INC.


                              By:_________________________________
                              Title:______________________________

                                   SCHEDULE I
                            TO OFFICER'S CERTIFICATE

                    Material Agreements, Decrees and Orders
                    ---------------------------------------

     Agreements
     ----------

         Agreements with respect to the (i) $5,800,000.00 Industrial Development Authority of Danville, Virginia Adjustable Rate Industrial Revenue Bonds, Series 1997 (Diebold, Incorporated Project), (ii) $7,500,000.00 Industrial Development Authority of Staunton, Virginia Adjustable Rate Industrial Revenue Bonds, Series 1997 (Diebold, Incorporated Project), and (iii) $7,500,000.00 Davidson County Industrial Facilities and Pollution Control Financing Authority Adjustable Rate Industrial Development Revenue Bond Series 1997 (Diebold, Incorporated Project).

     Decrees and Orders
     ------------------

         None.

                                  SCHEDULE II
                            TO OFFICER'S CERTIFICATE

                            Description of Business
                            -----------------------

         The Loan Parties develop, manufacture, sell and service automated teller machines ("ATMs"), electronic and physical security systems, various products used to equip bank facilities, and software and integrated systems for global financial and commercial markets.

                                    ANNEX B

                                 Good Standing
                                 -------------

                                             Domestic Jurisdiction
                                             ---------------------

                                                                        Date
                                                                        ----

Diebold Investment Company                           Delaware          11/22/99
Diebold Credit Corporation                           Delaware          11/22/99
Diebold Holding Company, Inc.                        Delaware          11/22/99
Diebold SST Holding Company                          Delaware          11/22/99
Diebold Mexico Holding Company, Inc.                 Delaware          11/22/99
Diebold Latin America Holding Company, Inc.          Delaware          11/22/99
Diebold Finance Company, Inc.                        Delaware          11/22/99
Diebold, Incorporated                                Ohio              11/23/99

                               December ___, 1999



To:  Bank One, Michigan, Agent
     and each Lender
     party to the Credit Agreement
     referred to below




                Re: Diebold Incorporated Credit Facility With Bank One, Michigan
                    ------------------------------------------------------------

Ladies and Gentlemen:

         In response to your request for an opinion, please be advised that this law firm has been engaged to act as special counsel for Diebold, Incorporated, in connection with the execution by Diebold Investment Company, a Delaware corporation, Diebold Credit Corporation, a Delaware corporation, Diebold Holding Company, Inc., a Delaware corporation, Diebold SST Holding Company, a Delaware corporation, Diebold Self Service Systems, a New York general partnership, Diebold Mexico Holding Company, Inc., a Delaware corporation, Diebold Latin America Holding Company, Inc., a Delaware corporation, and Diebold Finance Company, Inc., a Delaware corporation (collectively, the "GUARANTORS"), and Diebold, Incorporated, an Ohio corporation ("DIEBOLD", and, collectively with the Guarantors, the "LOAN PARTIES"), of a certain Credit Agreement dated as of December 1, 1999 and a certain Guaranty Agreement dated December 1, 1999 (collectively the "Loan Documents") by and among Diebold, certain Subsidiary Borrowers from time to time party thereto, the lenders party thereto (collectively, the "LENDERS"), and Bank One, Michigan as agent (the "AGENT"), and the effect of the execution, delivery and performance by each of the Loan Parties of the Loan Documents upon certain Agreements, as defined below.

         In connection with the opinion expressed in this letter, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of the opinion expressed below. We have examined, among other documents, Bond Transcripts for the following Bond Issues:

         (a) $5,800,000.00 Industrial Development Authority Of Danville, Virginia Adjustable Rate Industrial Revenue Bonds, Series 1997 (Diebold, Incorporated Project)

         (b) $7,500,000.00 Industrial Development Authority Of Staunton, Virginia, Adjustable R Industrial Development Revenue Bonds, Series 1997 (Diebold, Incorporated Project) and

         (c) $7,500,000.00 Davidson County Industrial Facilities And Pollution Control Financing Authority Adjustable Rate Industrial Development Revenue Bonds, Series 1997 (Diebold, Incorporated Project)

The documents referred to in items (a) through (c) above are collectively referred to in this letter "as the "AGREEMENTS".

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth in this letter, we are of the opinion that:

             The execution, delivery and performance by each Loan Party of the Loan Documents (i) does not violate any of the Agreements binding upon such Loan Party or its property (this opinion being limited (1) to those Agreements identified above and (2) in that we express no opinion with respect to any violation not readily ascertainable from the face of any such Agreement or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement not so identified to us or arising under or based upon any covenant of a financial or numerical nature or requiring computation), and (ii) will not result in or require the creation or imposition of any security interest or lien upon any of their respective properties under the provisions of any the Agreements binding upon such corporation or its properties (this opinion being limited to those Agreements identified above).

             The opinions expressed in this letter are solely for the benefit of the Agent and each Lender in connection with the transactions referred to in this letter and may not be relied on for any other purpose, in any manner or for any purpose by any other person or entity; PROVIDED, that the Agent and each Lender may provide this opinion to each participant and permitted assignee under the Credit Agreement and such participants and assignees may rely on this opinion.


                                       Very truly yours



                                       BLACK, McCUSKEY, SOUERS & ARBAUGH

                                   EXHIBIT H



                          Money Transfer Instructions


As supplied by the Company to the Agent prior to closing

                                   EXHIBIT I

                             COMPLIANCE CERTIFICATE

To:      The Agent and Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of December 1, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement") among DIEBOLD, INCORPORATED (the "Company"), certain Subsidiary Borrowers, the lenders party thereto and BANK ONE, MICHIGAN, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected __________ of the Company;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with Section 6.18 and 6.19 of the Agreement and calculations of the Applicable Margin, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of_____,___.


                                               ___________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE





                   Compliance Calculations for Loan Agreement

                     CALCULATION AS OF_______________, ____

A. Leverage Ratio (Section 6.18)

   1. Total Debt of the Company and its   $___________
      Subsidiaries

   2. Net Worth                           $___________

   3. Total Debt to Capitalization Ratio  _________:1.00 (must be no greater
      (Ratio of Line Al to Line Al                       than 0.50 to 1.00)
      + Line A2)

B. Interest Coverage Ratio (Section 6.19)

   1. Consolidated Net Income for past
      four fiscal quarters                $___________

   2. Income taxes for past four fiscal   $___________
      quarters subtracted in calculating
      Consolidated Net Income

   3. Interest expense for past four
      fiscal quarters                     $___________
      subtracted in calculating
      Consolidated Net Income

   4. EBIT (sum of lines Fl, F2 and F3)   $___________

   5. Interest Expense                    $___________

   6. Ratio of Line B4 to Line B5         _________:1.00 (ratio of Line B4
                                                         to B5 must not be
                                                         less than 5.00 to 1.00)

                                   EXHIBIT J

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and ___________________________ (the
"Assignee") is dated as of___________,_____. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Loan Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Loan Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitments (or Loans, if the applicable Commitments have been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Loan Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitments or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise agreed among the Assignee and the Assignor.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrower or Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of any Borrower or Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of any Borrower or Guarantor,
(vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or
(vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized,
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States and any other applicable government agency certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes or othe applicable documents.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Michigan.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1

                            to Assignment Agreement

1. Description and Date of Loan Agreement:

2. Date of Assignment Agreement: _______, ______

3. Amounts (As of Date of Item 2 above):

4. Assignee's Commitments (or Loans
   with respect to terminated
   Commitments) purchased
   hereunder:                              [Description of Commitments assigned]

5. Proposed Effective Date:                ______________________

Accepted and Agreed:

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]

By: _______________________________        By: ________________________________
Title:_____________________________        Title: _____________________________

If required:
ACCEPTED AND CONSENTED TO BY               ACCEPTED AND CONSENTED TO BY
DIEBOLD, INCORPORATED                      BANK ONE, MICHIGAN, as Agent

By: _______________________________        By: ________________________________
Title:_____________________________        Title: _____________________________

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                              ASSIGNOR INFORMATION
                              --------------------

Contact:
--------
Name:________________________________       Telephone No.: _____________________
Fax No.: ____________________________       Telex No.: _________________________
                                            Answerback: ________________________

Payment Information:
--------------------

Name & ABA # of Destination Bank: ______________________________________________
                                  ______________________________________________

Account Name & Number for Wire Transfer: _______________________________________
                                         _______________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________

Address for Notices for Assignor: ______________________________________________
--------------------------------  ______________________________________________
                                  ______________________________________________


                              ASSIGNEE INFORMATION
                              --------------------

Credit Contact:
---------------

Name:____________________________    Telephone No.:_____________________________
Fax No.:_________________________    Telex No.:_________________________________
                                     Answerback:________________________________

Key Operations Contacts:
------------------------

Booking Installation:____________ Booking Installation:______________________ Name:____________________________ Name:______________________________________
Telephone No.:___________________    Telephone No.:_____________________________
Fax No.:_________________________    Fax No.:___________________________________
Telex No.:_______________________    Telex No.:_________________________________
Answerback:______________________    Answerback:________________________________

Payment Information:
--------------------

Name & ABA # of Destination Bank:_______________________________________________
                                 _______________________________________________

Account Name & Number for Wire Transfer:________________________________________
                                        ________________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________


Address for Notices for Assignee: ______________________________________________
--------------------------------  ______________________________________________
                                  ______________________________________________